Exhibit 99.1

THIS CIRCULAR IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION

NOT FOR RELEASE, PUBLICATION OR DISTRIBUTION, IN WHOLE OR IN PART, DIRECTLY OR INDIRECTLY, IN, INTO OR FROM ANY JURISDICTION WHERE TO DO SO WOULD CONSTITUTE A VIOLATION OF THE RELEVANT LAWS OR REGULATIONS OF SUCH JURISDICTION.

The definitions and interpretations commencing on page 23 of this Circular apply mutatis mutandis throughout this Circular, including this cover page and the Form of Acceptance, Election and Transfer (blue) attached to and forming part of this Circular unless specifically defined otherwise, or the context indicates a contrary intention.

Action required by MAS Shareholders:

This Circular is important and should be read in its entirety. MAS Shareholders are referred to page 8 of this Circular, which sets out the actions required of them regarding the Voluntary Bid, full details of which are set out in this Circular.

If you are in any doubt as to what action you should take arising from this Circular, you should consult your Broker, CSDP, banker, attorney, accountant, or other professional advisor immediately.

If you have disposed of all or some of your MAS Shares, then this Circular together with the enclosed Form of Acceptance, Election and Transfer (blue) and accompanying Prospectus and Programme Memoranda should, subject to compliance with applicable securities laws, be handed to the purchaser of such MAS Shares or to the Broker, banker, CSDP or other agent through whom the disposal was effected.

MAS Shareholders are referred to the Prospectus and the Programme Memoranda which accompany (but do not form part of) this Circular for more information in respect of PKI and the Consideration Instruments to be issued by PKI in relation to the Voluntary Bid.

PKI does not accept responsibility, and will not be held liable, under any applicable law, regulation or otherwise, for any action of, or omission by, any CSDP, Broker, or other service provider to, or other agent of, any beneficial owner of MAS Shares, including, without limitation, any failure on the part of the CSDP, Broker, or other service provider to, or agent of, any beneficial owner of MAS Shares to notify such beneficial owner of the matters set out in this Circular.

PK Investments Limited

(Incorporated in the Isle of Man)

(Registration number 014469V)

(“PKI” or “the Offeror”)

VOLUNTARY BID CIRCULAR TO MAS SHAREHOLDERS

relating to:

a Voluntary Bid by PKI to MAS Shareholders to acquire all of the MAS Shares not already held by it for a consideration comprising, at the election of each MAS Shareholder (i) the issue of Consideration Instruments, (ii) Cash Consideration, subject to the total Cash Acceptances not exceeding the Maximum Cash Amount, or (iii) a combination of Consideration Instruments and Cash Consideration;

and incorporating:

a Form of Acceptance, Election and Transfer (blue) for use by Certificated MAS Shareholders who hold Certificated MAS Shares on the MAS SA Register (such Certificated MAS Shareholders being the South African Certificated MAS Shareholders) only, who wish to accept the Voluntary Bid;

and accompanied by:

a Prospectus prepared in terms of the IOM Companies Act, the South African Companies Act and the South African Companies Regulations, in respect of PKI and the Consideration Instruments;

a Programme Memorandum (Listed) and the Applicable Pricing Supplement (Listed) prepared in terms of the CTSE Debt Listing Requirements in respect of, inter alia, the Consideration Instruments (Listed) to be issued by PKI in relation to the Voluntary Bid if SARB Approval is obtained on or before the Consideration Instrument Cut-Off Date and the Consideration Instruments list on the CTSE; and

a Programme Memorandum (Unlisted) and the Applicable Pricing Supplement (Unlisted) which will govern the terms of, inter alia, the Consideration Instruments (Unlisted), in the event that SARB Approval is not obtained on or before the Consideration Instrument Cut-Off Date and the Consideration Instruments do not list on the CTSE.

South African Legal Advisor to PKI in respect of the Voluntary Bid	Transaction Sponsor to PKI in respect of the Voluntary Bid and Transaction Advisor and Transaction Sponsor in respect of the listing of the Consideration Instruments

Malta Legal Advisor to PKI in respect of the Voluntary Bid	South African Legal Advisor to PKI in respect of the issue and listing of the Consideration Instruments

Isle of Man Legal Advisor to PKI in respect of the Voluntary Bid and the issue and listing of the Consideration Instruments

Date of issue: 4 August 2025

This Circular (and the accompanying Prospectus and Programme Memoranda) is available in English only. Copies of this Circular (and the accompanying Prospectus and Programme Memoranda) may be obtained from the registered oﬃces of PKI and at the address of the Transaction Sponsor set out in the “Corporate Information and Advisors” section of this Circular, during normal oﬃce hours from the date of issue of this Circular until the Closing Date (both days inclusive). An electronic copy of this Circular (and the accompanying Prospectus and Programme Memoranda) will be available on PKI’s website, www.primekapital.com/pk-investments during the same period.

The contents of the Prospectus and the Programme Memoranda do not form part of, but accompany and should be read together with, this Circular.

IMPORTANT LEGAL NOTICES

The definitions and interpretations commencing on page 23 of this Circular apply mutatis mutandis to this section headed “Important Legal Notices”.

NOT FOR RELEASE, PUBLICATION OR DISTRIBUTION, IN WHOLE OR IN PART, DIRECTLY OR INDIRECTLY, IN, INTO OR FROM ANY JURISDICTION WHERE TO DO SO WOULD CONSTITUTE A VIOLATION OF THE RELEVANT LAWS OR REGULATIONS OF SUCH JURISDICTION.

The Voluntary Bid is only being made to and is only addressed to persons to whom it may lawfully be made.

This Circular may not be distributed or published in any jurisdiction except under circumstances that will be in compliance with applicable laws and regulations.

SOUTH AFRICA

The making of the Consideration Instruments available as Bid Consideration under the Voluntary Bid to MAS Shareholders who are South African residents constitutes an offer to the public in South Africa in terms of the South African Companies Act. To this end, PKI has prepared the Prospectus in respect of PKI and the Consideration Instruments, which has been approved and registered with the CIPC prior to the date of this Circular. PKI has also filed a copy of its constitutional documents and details of the PKI Directors with the CIPC as required in terms of the South African Companies Act.

This Circular does not constitute a prospectus as contemplated in the South African Companies Act or the South African Companies Regulations or a prospectus-equivalent document. However, it is accompanied by the Prospectus. MAS Shareholders are advised to read this Circular, which contains the full terms and conditions of the Voluntary Bid and the accompanying Prospectus and Programme Memoranda in respect of PKI and the Consideration Instruments, with care. Any decision to accept the Voluntary Bid or other response to the proposals should be made only on the basis of the information in this Circular and the accompanying Prospectus and the Programme Memoranda. Neither this Circular nor the accompanying Programme Memoranda and Prospectus are directed at any persons other than MAS Shareholders to whom the Voluntary Bid is made, and should not be relied on by any other persons in any form whatsoever.

The information contained in this Circular constitutes factual information as contemplated in section 1(3)(a) of the South African Financial Advisory and Intermediary Services Act, 37 of 2002, as amended, and should not be construed as an express or implied recommendation, guide or proposal that the Voluntary Bid, or the present or future business or investments of PKI and/or MAS is appropriate to the particular investment objectives, financial situations or needs of any MAS Shareholder or prospective investor, and nothing in this Circular should be construed as constituting the canvassing for, or marketing or advertising of, financial services in South Africa.

ISLE OF MAN

Neither this Circular nor the accompanying Prospectus and Programme Memoranda have been approved by or filed with any regulatory authority in the Isle of Man. It is not required for this Circular, the Prospectus or the Programme Memoranda to be approved by, filed or registered with any governmental or public body, authority or agency in the Isle of Man either on, before or after the date of their publication. As a matter of Isle of Man law, MAS Shareholders in the Isle of Man are entitled to accept the Voluntary Bid and/or Consideration Instruments without restriction.

FOREIGN SHAREHOLDERS

Neither the Circular nor the accompanying Prospectus and Programme Memoranda have been filed or registered or approved by any regulatory authority in any jurisdiction other than South Africa. The release, publication or distribution of this Circular in jurisdictions other than South Africa may be restricted by the laws of such jurisdictions and therefore any persons who are subject to the laws of any jurisdiction other than South Africa should inform themselves about and observe, any applicable requirements. Any failure to comply with the applicable requirements may constitute a violation of the securities laws of any such jurisdiction.

This Circular is not intended to and does not constitute or form part of an offer to sell or an invitation to purchase or subscribe for any securities or a solicitation of any vote or approval in any jurisdiction in which such solicitation would be unlawful or in which securities may not be offered or sold without registration, filing or other regulatory approval or an exemption therefrom.

The Voluntary Bid, which is the subject of this Circular, may be affected by the laws of the relevant jurisdictions of Foreign Shareholders, and all MAS Shareholders who have a registered address in and/or who are nationals, citizens or residents of any country other than in South Africa will be deemed to be Foreign Shareholders. It is the responsibility of Foreign Shareholders to satisfy themselves as to the full observance of any applicable laws concerning the receipt of the Bid Consideration, including

(without limitation) obtaining any requisite governmental or other consents, observing any other requisite formalities and paying any transfer or other taxes due in such jurisdiction. Foreign Shareholders who are in any doubt as to their positions should consult their professional advisers immediately.

If a Foreign Shareholder elects to receive Consideration Instruments or a combination of Cash Consideration and Consideration Instruments in respect of all or a portion of the Bid Consideration, such Foreign Shareholder thereby irrevocably and unconditionally warrants to and in favour of PKI that the laws applicable in the jurisdiction in which such Foreign Shareholder has a registered address and/or of which such Foreign Shareholder is a national, citizen or resident (“Applicable Jurisdiction”) permit such Foreign Shareholder to elect, accept and receive Consideration Instruments in respect of all or a portion of the Bid Consideration. The Offeror may in its sole discretion make the issue of any Consideration Instruments to a Foreign Shareholder subject to such Foreign Shareholder proving to the Offeror’s satisfaction that the issue of such Consideration Instruments to such Foreign Shareholder in its Applicable Jurisdiction will be legal and not impose any additional legal or regulatory obligations on the Offeror in such Applicable Jurisdiction.

MAS Shareholders in the United States

MAS Shareholders in the United States of America (“United States” or “U.S.”) should note that the Consideration Instruments are securities issued by a company registered in the Isle of Man, and the Voluntary Bid is subject to procedural and disclosure requirements which are different from those of the United States. The financial information with respect to PKI referred to in this Circular and the Prospectus that accompanies this Circular has been prepared in accordance with IFRS and thus may not be comparable to financial information of companies in the United States or companies whose financial statements are prepared in accordance with Generally Accepted Accounting Principles in the United States.

MAS Shareholders should note that it may be difficult for U.S. holders of Consideration Instruments to enforce their rights and any claim they may have arising under the federal securities laws, since PKI is located in a foreign country, and some or all of its officers and the PKI Directors may be residents of a foreign country. U.S. holders of Consideration Instruments may not be able to sue PKI or its officers or the PKI Directors in a foreign court for violations of the U.S. securities laws. It may be difficult for U.S. holders of Consideration Instruments to compel a foreign company (being PKI) and its affiliates to subject themselves to a U.S. court’s judgment.

Securities may not be offered or sold in the United States absent registration under the U.S. Securities Act of 1933, as amended (the “U.S. Securities Act”), or the securities laws of any state of the United States or other jurisdiction, and, subject to certain limited exceptions, may not be offered or sold within the United States absent registration under the U.S. Securities Act or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the U.S. Securities Act. The Consideration Instruments to be issued pursuant to the Voluntary Bid are not, and will not be, registered under the U.S. Securities Act and will be issued in reliance on the exemption from registration provided by Rule 802 under the U.S. Securities Act.

Neither the Securities and Exchange Commission nor any securities commission of any state of the United States has approved the Voluntary Bid, passed upon the fairness of the Voluntary Bid or passed upon the adequacy or accuracy of this Circular, the Prospectus and the Programme Memoranda. Any representation to the contrary is a criminal offence in the United States. In accordance with the exemption from the registration requirements of the U.S. Securities Act provided by Rule 802 thereunder with respect to the Consideration Instruments to be issued in connection with the Voluntary Bid, PKI will submit to the U.S. Securities and Exchange Commission any informational document it publishes or otherwise disseminates to holders of MAS Shares related to the Voluntary Bid.

Any decision to accept the Voluntary Bid should be made on the basis of the information in this Circular, the Programme Memoranda and the Prospectus (and the publicly available information referred to herein).

MAS Shareholders in the European Economic Area

The Consideration Instruments are not being and will not be offered to the public in any Member State of the European Economic Area, except in such cases where the offer falls within any of the circumstances (and the resulting exemption from the obligation to publish a prospectus) set out in Article 1(4) of Prospectus Regulation (EU) 2017/1129.

MAS Shareholders in the United Kingdom

In relation to the United Kingdom, this Circular, the Prospectus, the Programme Memoranda and any other material in relation to the Consideration Instruments is only directed at, and any investment or investment activity to which this Circular, the Prospectus, the Programme Memoranda and any other material in relation to the Consideration Instruments relate is available only as follows: (A) to any legal entity which is a qualified investor as defined under Article 2 of the Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (a “UK Qualified Investor”); (B) to fewer than 150 natural or legal person (other than UK Qualified Investors); or (C) in any other circumstances falling within Section 86 of the Financial Services and Markets Act 2000.

Any MAS Shareholder which is resident in the United Kingdom and not a UK Qualified Investor is not eligible to receive Consideration Instruments and will, if eligible to participate in the Voluntary Bid, be entitled only to the Cash Consideration.

MAS Shareholders in Australia

PKI is not registered as a foreign company in Australia.

The provision of this Circular, the Prospectus and the Programme Memoranda to any person does not constitute an offer of Consideration Instruments to that person or an invitation to that person to apply for Consideration Instruments. It is only available to persons who are residents in Australia where they are receiving the offer to acquire MAS Shares under the Voluntary Bid. This Circular, the Prospectus and the Programme Memoranda is not intended to be distributed or passed on, directly or indirectly, to any other class of persons in Australia.

This Circular, the Prospectus and the Programme Memoranda is not a disclosure document under Chapter 6D of the Corporations Act 2001 (“Australian Corporations Act”) or a product disclosure statement under Part 7.9 of the Australian Corporations Act. It is not required to, and does not, contain all the information which would be required in a disclosure document or a product disclosure document. It has not been lodged with the Australian Securities and Investments Commission.

No person referred to in this Circular, the Prospectus and the Programme Memoranda holds an Australian financial services licence. The information in this Circular, the Prospectus and the Programme Memoranda has been prepared without taking into account any investor’s investment objectives, financial situation or particular needs. Before acting on the information the investor should consider its appropriateness having regard to their investment objectives, financial situation and needs.

This Circular, the Prospectus and the Programme Memoranda has not been prepared specifically for Australian investors. It (A) may contain references to dollar amounts which are not Australian dollars; (B) may contain financial information which is not prepared in accordance with Australian law or practices; (C) may not address risks associated with investment in foreign currency denominated investments; and (D) does not address Australian tax issues.

This Circular, the Prospectus and the Programme Memoranda is issued by PKI. PKI is not licensed in Australia to provide financial product advice in relation to the Consideration Instruments. An investor in the Consideration Instruments will not have cooling off rights.

MAS Shareholders in Switzerland

Neither this Circular nor the accompanying Prospectus or Programme Memoranda is intended to constitute an offer or solicitation to purchase or invest in the Consideration Instruments. The Consideration Instruments may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”) and no application has or will be made to admit the Consideration Instruments to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this Circular nor accompanying Prospectus or Programme Memoranda nor any other offering or marketing material relating to the Consideration Instruments constitutes a prospectus pursuant to the FinSA, and neither this Circular nor accompanying Prospectus or Programme Memoranda nor any other offering or marketing material relating to the Consideration Instruments may be publicly distributed or otherwise made publicly available in Switzerland.

The Voluntary Bid and any related materials are directed only at shareholders of MAS who are resident or located in Switzerland and qualify as professional clients within the meaning of article 4 paragraph 3 FinSA, or where another exemption under articles 36 or 37 FinSA applies. Any MAS Shareholder in Switzerland who does not meet such requirements is not eligible to receive Consideration Instruments and will, if eligible to participate in the Voluntary Bid, be entitled only to the Cash Consideration. Each shareholder located or resident in Switzerland who accepts the Voluntary Bid will be deemed to have represented and warranted that it qualifies as a professional client or satisfies another applicable exemption under FinSA and that it is aware of and complies with the restrictions described above.

MAS Shareholders in Namibia

Neither this Circular nor the accompanying Prospectus or Programme Memoranda is intended to constitute an offer or solicitation to purchase or invest in the Consideration Instruments. The Consideration Instruments may not be publicly offered, directly or indirectly, in the Republic of Namibia (“Namibia”) in contravention of the Namibian Companies Act, 28 of 2004 (“Namibian Companies Act”), the Banking Institutions Act, 1998, (“Namibian Banking Institutions Act”) the Namibian Exchange Control Regulations, 1961, and/or any other applicable laws of Namibia in force from time to time.

Neither this Circular nor accompanying Prospectus or Programme Memoranda nor any other offering or marketing material relating to the Consideration Instruments constitutes a prospectus pursuant to the Namibian Companies Act, and neither this Circular nor accompanying Prospectus or Programme Memoranda nor any other offering or marketing material relating to the Consideration Instruments may be publicly distributed or otherwise made publicly available in Namibia.

In terms of the Namibian Stock Exchanges Control Act, 1985 (until such time as it is repealed and replaced by the Financial Institutions and Markets Act, 2021) (“Namibian Stock Exchanges Control Act”), no person, firm, company, corporation, government, state, or agency of a state or any association or partnership (whether or not having separate legal personality) of two or more of the foregoing, may carry on the business of buying and selling securities in Namibia unless such person is either a registered banking institution (within the meaning of the Namibian Banking Institutions Act) or a registered stock broker. Accordingly, any person engaging in the business of buying or selling the Consideration Instruments in Namibia may be required to register as a stock broker in terms of the Namibian Stock Exchanges Control Act.

Any MAS Shareholder in Namibia who does not meet the abovementioned requirements is not eligible to receive Consideration Instruments and will, if eligible to participate in the Voluntary Bid, be entitled only to the Cash Consideration. Each shareholder located or resident in Namibia who accepts the Voluntary Bid will be deemed to have represented and warranted that it is registered as a banking institution (within the meaning of the Namibian Banking Institutions Act) or a registered stock broker or satisfies another applicable exemption under Namibian law and that it is aware of and complies with the restrictions described above.

FORWARD-LOOKING STATEMENTS AND RISKS

This Circular contains statements about PKI or MAS that are, or may be, forward-looking statements. All statements, other than statements of historical fact are, or may be deemed to be, forward-looking statements, including, without limitation, those concerning: strategy; the economic outlook for the industry; production; cash costs and other operating results; growth prospects and outlook for operations, individually or in the aggregate; liquidity and capital resources and expenditure and the outcome and consequences of any pending litigation proceedings. These forward-looking statements are not based on historical facts, but rather reflect current expectations concerning future results and events and generally may be identified by the use of forward-looking words or phrases such as “believe”, “aim”, “expect”, “anticipate”, “intend”, “foresee”, “forecast”, “likely”, “should”, “planned”, “may”, “estimated”, “potential” or similar words and phrases.

Examples of forward-looking statements include statements regarding a future financial position or future profits, cash flows, corporate strategy, anticipated levels of growth, estimates of capital expenditures, acquisition strategy, expansion prospects or future capital expenditure levels and other economic factors, such as, inter alia, interest rates.

By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. There are a number of factors that could cause actual results and developments to differ materially from those expressed or implied by forward-looking statements as well as expectations based on existing disclosures regarding current or historical events and conditions. In addition to the information regarding these risks, uncertainties, assumptions and other factors set forth in this Circular, the Prospectus and the Programme Memoranda, important risk factors that may cause such a difference, and which should be considered in connection with a decision to participate in the Voluntary Bid. PKI cautions that forward-looking statements are not guarantees of future performance. Actual results, financial and operating conditions, liquidity and the developments within the industry in which PKI operates may differ materially from those made in, or suggested by, the forward-looking statements contained in this Circular.

All these forward-looking statements about PKI are based on estimates and assumptions regarding PKI, as made by PKI, and although PKI believes them to be reasonable, are inherently uncertain. Such estimates, assumptions or statements may not eventuate. Factors which may cause the actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied in those statements or assumptions include other matters not yet known to PKI or not currently considered material by PKI.

MAS Shareholders should keep in mind that any forward-looking statement made in this Circular or elsewhere is applicable only at the date on which such forward-looking statement is made. New factors that could cause the business of PKI not to develop as expected may emerge from time to time and it is not possible to predict all of them. Further, the extent to which any factor or combination of factors may cause actual results to differ materially from those contained in any forward-looking statement are not known. PKI has no duty to, and does not intend to, update or revise the forward-looking statements contained in this Circular after the date of this Circular, except as may be required by law.

Any forward-looking statement has not been reviewed nor reported on by the external auditors.

CURRENCIES

All references in this Circular to “Rand”, “R” or “ZAR” or “cents” are references to the lawful currency of South Africa. All references in this Circular to “€” “Euro”, “EUR” or “EURcents” are references to the lawful currency of the member states of the European Union that have adopted the single currency in accordance with the Treaty on the Functioning of the European Union.

TIMES

All references in this Circular to time are to South African Standard Time.

DATE OF INFORMATION PROVIDED

Unless the context clearly indicates otherwise, all information in this Circular is provided as at the Last Practicable Date.

REGULATORY AUTHORITY

The contents of this Circular have not been approved by any regulatory authority. The JSE have formally confirmed that PKI is not bound by the provisions of the JSE Listings Requirements in respect of the Voluntary Bid, and that the JSE Listings Requirements do not regulate the Voluntary Bid. This Circular does not take into account the investment objectives, financial situation or needs of any particular person. Further, the contents of this Circular do not constitute legal advice or purport to comprehensively deal with the legal, regulatory and tax implications of any matter contained in this Circular for each MAS Shareholder. MAS Shareholders are accordingly advised to consult their professional advisors about their personal legal, regulatory and tax positions regarding the matters contained in this Circular.

CORPORATE INFORMATION AND ADVISORS

Company information and registered office of PKI
PK Investments Limited (Registration number 014469V) Part of the Second Floor Exchange House
54-62 Athol Street Douglas
Isle of Man IM1 1JD

PKI Directors
M Zoradova
TM Callister

Place and date of incorporation of PKI
Incorporated in the Isle of Man on 17 February 2017

Website of PKI www.primekapital.com/pk-investments

Transaction Sponsor to PKI in respect of the Voluntary Bid and Transaction Advisor and Transaction Sponsor in respect of the listing of the Consideration Instruments
PSG Capital Proprietary Limited (Registration number 2006/015817/07) 1st Floor, Ou Kollege Building
35 Kerk Street Stellenbosch, 7600 South Africa
(PO Box 7403, Stellenbosch, 7599, South Africa) and

The Place, First Floor
1 Sandton Drive, North Towers Sandhurst, Sandton
2196

PKI’s Transfer Secretaries
In respect of the Preferred Shares (Listed) and the Preferred Shares (Unlisted)
CTSE Registry Services Proprietary Limited (Registration number 2016/396777/07) The Woodstock Exchange Building
Block B, 5th Floor, 66-68 Albert Road Woodstock, Cape Town
7925
South Africa
South African Legal Advisor to PKI in respect of the Voluntary Bid
Solaris Law Proprietary Limited (Registration number 2019/334232/07) 3rd Floor, The Hudson
30 Hudson Street De Waterkant Cape Town 8001
South Africa

Malta Legal Advisor to PKI in respect of the Voluntary Bid
Ganado Advocates 171, Old Bakery Street Valletta VLT 1455 Malta

South African Legal Advisor to PKI in respect of the issue and listing of the Consideration Instruments
Bowman Gilfillan Inc. t/a Bowmans (Registration number 1998/021409/21) 11 Alice Lane
Sandton, Johannesburg 2196
South Africa
(PO Box 785812, 2146, Sandton South Africa)

Isle of Man Legal Advisor to PKI in respect of the Voluntary Bid and the issue and listing of the Consideration Instruments
Simcocks Advocates Limited (Registration number 104672C) Ridgeway House
Ridgeway Street Douglas
Isle of Man IM1 1EL Isle of Man

MAS’ SA Transfer Secretaries
Computershare Investor Services Proprietary Limited (Registration number 2004/003674/07)
First Floor Rosebank Towers 15 Biermann Avenue Rosebank, Johannesburg 2196
South Africa
(Private Bag X9000, Saxonwold, 2132, South Africa)

MAS’ European Transfer Secretaries
Computershare Investor Services (BVI) Limited and Computershare Investor Services (Jersey) Limited c/o The Pavilions
Bridgwater Road
Bristol BS99 6AH

TABLE OF CONTENTS

The definitions and interpretations commencing on page 23 of this Circular apply, mutatis mutandis, to this section headed “Table of Contents”.

Page
Voluntary Bid Circular to MAS Shareholders	Front cover
Important Legal Notices	1
Corporate Information and Advisors	6
Table of Contents	7
Action Required by MAS Shareholders	8
Important Dates and Times	22
Definitions and Interpretations	23
Voluntary Bid Circular to MAS Shareholders	30
Introduction and Purpose of this Circular	30
Information about the Offeror and rationale for the Voluntary Bid	30
Undertakings by the Offeror	32
The Voluntary Bid	32
Application of takeover law and MAS Articles to the Voluntary Bid	34
South African Exchange Control Rules	35
Documents available for inspection	38
Form of Acceptance, Election and Transfer (blue) for the Voluntary Bid (For use by South African Certificated MAS Shareholders only)	Enclosed
Prospectus prepared in terms of the IOM Companies Act, the South African Companies Act and the South African Companies Regulations, in respect of PKI and the Consideration Instruments	Accompanying
Programme Memorandum (Listed) and the Applicable Pricing Supplement (Listed) prepared in terms of the CTSE Debt Listing Requirements in respect of, inter alia, the Consideration Instruments to be issued by PKI in relation to the Voluntary Bid if SARB Approval is obtained on or before the Consideration Instrument Cut-Off Date and the Consideration Instruments (Listed) list on the CTSE	Accompanying
Programme Memorandum (Unlisted) and the Applicable Pricing Supplement (Unlisted) which will govern the terms of, inter alia, the Consideration Instruments (Unlisted), in the event that SARB Approval is not obtained on or before the Consideration Instrument Cut-Off Date and the Consideration Instruments (Unlisted) do not list on the CTSE	Accompanying

ACTION REQUIRED BY MAS SHAREHOLDERS

The definitions and interpretations commencing on page 23 of this Circular apply, mutatis mutandis, to this section headed “Action Required by MAS Shareholders”.

This Circular is important and requires your immediate attention.

Please take careful note of the following provisions regarding the actions required by MAS Shareholders in connection with this Circular.

●	If you have disposed of all or some of your MAS Shares, then this Circular together with the enclosed Form of Acceptance, Election and Transfer (blue) and accompanying Prospectus and Programme Memoranda should, subject to compliance with applicable securities laws, be handed to the purchaser of such MAS Shares or to the Broker, CSDP, banker, attorney or other agent through whom the disposal was effected.

●	If you are in any doubt as to what action you should take arising from this Circular, you should consult your Broker, CSDP, banker, attorney, accountant, or other professional advisor immediately.

1.	MINIMUM CASH ACCEPTANCE CONDITION

1.1	The implementation of the Voluntary Bid is subject to the Minimum Cash Acceptance Condition being fulfilled or waived by PKI in its sole discretion.

1.2	The implementation of the Voluntary Bid is not subject to the fulfilment of waiver of any other conditions precedent.

2.	ACCEPTANCE OF THE VOLUNTARY BID

2.1	The options available to MAS Shareholders are:

2.1.1	to accept the Voluntary Bid in respect of all or some of your MAS Shares; or

2.1.2	to reject the Voluntary Bid in respect of all or some of your MAS Shares.

2.2	If you wish to reject the Voluntary Bid:

2.2.1	if you are a Certificated MAS Shareholder, you do not need to take any further action; and

2.2.2	if you are a Dematerialised MAS Shareholder, you are advised to contact your CSDP or Broker and furnish them with your instructions in the manner and by the cut-off time stipulated for such instruction in your Custody Agreement in order for such CSDP or Broker to take the necessary action to reject the Voluntary Bid prior to the Closing Date. If you fail to furnish your CSDP or Broker with your instructions, your CSDP or Broker will be required to act in accordance with your Custody Agreement.

2.3	If you wish to accept the Voluntary Bid in respect of all or some of your MAS Shares, making you a Bid Participant, you must do so in the manner described below, depending on whether you are a Certificated MAS Shareholder or a Dematerialised MAS Shareholder.

2.4	The listing of the Consideration Instruments on the CTSE has been approved by the CTSE, subject to SARB Approval. Application for SARB Approval has been made, but has not been obtained as at the Last Practicable Date. If SARB Approval has not been obtained on or before the Closing Date, Bid Participants who elected Consideration Instruments in respect of some or all of their Bid Shares will be entitled to withdraw their Listed Only Election or Listed and Unlisted Election in accordance with paragraph 2.10 below. If SARB Approval has not been obtained by the Consideration Instrument Cut-Off Date (as may be extended by PKI from time to time), Bid Participants who have made the Listed and Unlisted Election and who have not withdrawn their Listed and Unlisted Election by 12:00 on the Consideration Instrument Cut-Off Date will receive Consideration Instruments (Unlisted). MAS Shareholders who are South African residents should note that the settlement of the Bid Consideration will be made subject to the Exchange Control Regulations as set out in paragraph 6 of this Circular.

2.5	Save as set out in paragraph 2.4, all acceptances of the Voluntary Bid received by PKI and MAS’ Transfer Secretaries and treated as valid by them, shall be irrevocable.

2.6	Acceptance by South African Certificated MAS Shareholders

2.6.1	Certificated MAS Shareholders on the MAS SA Register (such Certificated MAS Shareholders being the South African Certificated MAS Shareholders) who wish to accept the Voluntary Bid, may accept the Voluntary Bid in respect of all or some of their MAS Shares by completing and signing the attached Form of Acceptance, Election and Transfer (blue) in accordance with the instructions contained therein and returning it, together with the relevant documents of title to MAS’ SA Transfer Secretaries as follows:

By hand:	By post:
Computershare Investor Services	Computershare Investor Services
Proprietary Limited	Proprietary Limited
First Floor	Private Bag X3000
Rosebank Towers	Saxonwold, 2132
15 Biermann Avenue	South Africa
Rosebank, 2916
South Africa

so as to be received by MAS’ SA Transfer Secretaries by no later than 12:00 on the Closing Date.

2.6.2	South African Certificated MAS Shareholders are required to indicate their acceptance of the Voluntary Bid on the Form of Acceptance, Election and Transfer (blue). Subject to paragraph 2.9 below, should there be any doubt or dispute as to whether a South African Certificated MAS Shareholder has accepted the Voluntary Bid or not, then such South African Certificated MAS Shareholder will be deemed to have rejected the Voluntary Bid.

2.6.3	If a Form of Acceptance, Election and Transfer (blue) and the relevant documents of title are not received by MAS’ SA Transfer Secretaries by 12:00 on the Closing Date, such South African Certificated MAS Shareholder will, subject to paragraph 2.9 below, be deemed to have rejected the Voluntary Bid. No late acceptances will be considered if received by MAS’ SA Transfer Secretaries after 12:00 on the Closing Date. Acceptances of the Voluntary Bid that are sent by post are sent at the risk of the South African Certificated MAS Shareholders concerned. Accordingly, South African Certificated MAS Shareholders should take note of the postal delivery times so as to ensure that acceptances of the Voluntary Bid are received timeously. It is therefore recommended that such acceptances be sent by registered mail or delivered by hand, subject to paragraph 2.6.1 above, to MAS’ SA Transfer Secretaries.

2.6.4	If a South African Certificated MAS Shareholder accepts the Voluntary Bid in respect of all or some of their MAS Shares and surrenders the relevant documents of title, such South African Certificated MAS Shareholder will not be able to trade their MAS Shares from the date of acceptance of the Voluntary Bid and surrender of the relevant documents of title in respect thereof until the Closing Date. If SARB Approval has not been obtained on or before the Closing Date, South African Certificated MAS Shareholders who elected Consideration Instruments in respect of some or all of their Bid Shares will: (i) be entitled to withdraw their Listed Only Election or Listed and Unlisted Election in accordance with paragraph 2.10 below; and (ii) not be able to trade their MAS Shares until such withdrawal.

2.6.5	In its Form of Acceptance, Election and Transfer (blue), a South African Certificated MAS Shareholder is required to indicate:

2.6.5.1	the number of MAS Shares that they wish to tender in terms of the Voluntary Bid, such MAS Shares being their Bid Shares;

2.6.5.2	their election as to whether they elect to receive:

2.6.5.2.1	Consideration Instruments in respect of some or all of their Bid Shares, as follows:

2.6.5.2.1.1	if a South African Certificated MAS Shareholder wishes to receive Consideration Instruments in respect of some or all of their Bid Shares only in the event that SARB Approval is obtained and the Consideration Instruments list on the CTSE, such South African Certificated MAS Shareholder should make the Listed Only Election;

2.6.5.2.1.2	if a South African Certificated MAS Shareholder wishes to receive Consideration Instruments in respect of some or all of their Bid Shares regardless of whether SARB Approval is obtained and the Consideration Instruments list on the CTSE, such South African Certificated MAS Shareholder should make the Listed and Unlisted Election;

2.6.5.2.2	Cash Consideration in respect of all or some of their Bid Shares, subject to the total Cash Acceptances not exceeding the Maximum Cash Amount. If the total Cash Acceptances exceed the Maximum Cash Amount, such acceptances will be scaled back on an equitable basis and such South African Certificated MAS Shareholders will be entitled in the Form of Acceptance, Election and Transfer (blue) to elect to receive Consideration Instruments in respect of any acceptances of the Cash Consideration which have been scaled back, by making the (i) Listed Only Election (in which case they will only receive Consideration Instruments in the event that SARB Approval is obtained by the Consideration Instrument Cut-Off Date and the Consideration Instruments list on the CTSE) or (ii) Listed and Unlisted Election (in which case they will receive Consideration Instruments regardless of whether SARB Approval is obtained by the Consideration Instrument Cut-Off Date and the Consideration Instruments list on the CTSE). Accordingly, South African Certificated MAS Shareholders are not required to accept Consideration Instruments as an alternative in the event of a scaling back of the Cash Consideration; or

2.6.5.2.3	a combination of the Consideration Instruments in respect of a portion of their Bid Shares and the Cash Consideration in respect of a portion of their Bid Shares, as contemplated in paragraphs 2.6.5.2.1 and 2.6.5.2.2 above.

2.6.6	If the documents of title relating to the MAS Shares held by a South African Certificated MAS Shareholder to be surrendered have been lost or destroyed, such South African Certificated MAS Shareholder who wishes to accept the Voluntary Bid in respect of all or some of its MAS Shares should nevertheless return a duly completed and signed Form of Acceptance, Election and Transfer (blue) to MAS’ SA Transfer Secretaries using the addresses at paragraph 2.6.1 above together with a duly completed and signed indemnity form obtainable from MAS’ SA Transfer Secretaries on request. Only indemnity forms obtained from MAS’ SA Transfer Secretaries will be regarded as suitable. PKI shall be entitled to, in its absolute discretion, by way of written agreement in the instance in which satisfactory evidence has been provided that the documents of title have been lost or destroyed, waive the requirement that the South African Certificated MAS Shareholder provides an indemnity.

2.6.7	No receipt will be issued by MAS’ SA Transfer Secretaries or PKI for Forms of Acceptance, Election and Transfer (blue) or documents of title surrendered to MAS’ SA Transfer Secretaries in acceptance of the Voluntary Bid in respect of all or some of the MAS Shares of that South African Certificated MAS Shareholder unless specifically requested to do so by the South African Certificated MAS Shareholder in question. Lodging agents who require special transaction receipts are requested to prepare such receipts and to submit them for stamping by MAS’ SA Transfer Secretaries together with the Form of Acceptance, Election and Transfer (blue).

2.6.8	Documents of title surrendered by South African Certificated MAS Shareholders prior to 12:00 on the Closing Date will be held in trust by MAS’ SA Transfer Secretaries, at the South African Certificated MAS Shareholder’s risk.

2.6.9	If any person who is not a registered holder of MAS Shares surrenders a document of title in respect of MAS Shares, together with a Form of Acceptance, Election and Transfer (blue) in respect of such MAS Shares purporting to have been properly completed by the registered holder thereof, such first mentioned person shall be entitled to receive settlement of the Bid Consideration pursuant to acceptance of the Voluntary Bid, provided that MAS’ SA Transfer Secretaries are satisfied that the Bid Consideration has not already been delivered or posted to the registered holder of such MAS Shares. PKI may require, in its sole discretion, to be furnished with an indemnity in a form and on terms acceptable to PKI, against any loss or damage, payment or expense which it or MAS, or any of their duly authorised representatives, may suffer or incur by reason of or arising from the settlement of the Bid Consideration to such person.

2.6.10	MAS Shareholders who dematerialised their MAS Shares through a CSDP or Broker on or before the Last Day to Trade must furnish such CSDP or Broker with their written instructions in respect of the Voluntary Bid in terms of their Custody Agreement.

2.6.11	If you have any queries in relation to the action required by South African Certificated MAS Shareholders, please contact MAS’ SA Transfer Secretaries’ helpline via email at corporate.events@computershare.co.za or telephonically on 0861 100 933, if calling from within South Africa, or on +27 11 370 5000, if calling from outside of South Africa.

2.7	Acceptance by European Certificated MAS Shareholders

2.7.1	Certificated MAS Shareholders on the MAS European Register (such Certificated MAS Shareholders being the European Certificated MAS Shareholders) who wish to accept the Voluntary Bid, may accept the Voluntary Bid in respect of all or some of their MAS Shares by completing and signing the Tender Offer Form in accordance with the instructions contained therein and returning it, together with the relevant documents of title to MAS’ European Transfer Secretaries as follows:

By hand:	By post:
Computershare Investor Services	Computershare Investor Services
(BVI) Limited	(BVI) Limited
c/o The Pavilions	c/o The Pavilions
Bridgwater Road	Bridgwater Road
Bristol BS13 8AE	Bristol BS99 6AH

so as to be received by MAS’ European Transfer Secretaries by no later than 12:00 (11:00 UK time) on the Closing Date.

2.7.2	European Certificated MAS Shareholders are required to indicate their acceptance of the Voluntary Bid on the Tender Offer Form. Subject to paragraph 2.9 below, should there be any doubt or dispute as to whether a European Certificated MAS Shareholder has accepted the Voluntary Bid or not, then such European Certificated MAS Shareholder will be deemed to have rejected the Voluntary Bid.

2.7.3	If a Tender Offer Form and the relevant documents of title are not received by MAS’ European Transfer Secretaries by 12:00 (11:00 UK time) on the Closing Date, such European Certificated MAS Shareholder will, subject to paragraph 2.9 below, be deemed to have rejected the Voluntary Bid. No late acceptances will be considered if received by MAS’ European Transfer Secretaries after 12:00 (11:00 UK time) on the Closing Date. Acceptances of the Voluntary Bid that are sent by post are sent at the risk of the European Certificated MAS Shareholders concerned. Accordingly, European Certificated MAS Shareholders should take note of the postal delivery times so as to ensure that acceptances of the Voluntary Bid are received timeously. It is therefore recommended that such acceptances be sent by registered mail or delivered by hand, subject to paragraph 2.6.1 above, to MAS’ European Transfer Secretaries.

2.7.4	If a European Certificated MAS Shareholder accepts the Voluntary Bid in respect of all or some of their MAS Shares and surrenders the relevant documents of title, such European Certificated MAS Shareholder will not be able to trade their MAS Shares from the date of acceptance of the Voluntary Bid and surrender of the relevant documents of title in respect thereof until the Closing Date. If SARB Approval has not been obtained on or before the Closing Date, European Certificated MAS Shareholders who elected Consideration Instruments in respect of some or all of their Bid Shares will (i) be entitled to withdraw their Listed Only Election or Listed and Unlisted Election in accordance with paragraph 2.10 below; and (ii) not be able to trade their MAS Shares until such withdrawal.

2.7.5	In its Tender Offer Form, a European Certificated MAS Shareholder is required to indicate:

2.7.5.1	the number of MAS Shares that they wish to tender in terms of the Voluntary Bid, such MAS Shares being their Bid Shares;

2.7.5.2	their election as to whether they elect to receive:

2.7.5.2.1	Consideration Instruments in respect of all or some of their Bid Shares, as follows:

2.7.5.2.1.1	if a European Certificated MAS Shareholder wishes to receive Consideration Instruments in respect of some or all of their Bid Shares only in the event that SARB Approval is obtained and the Consideration Instruments list on the CTSE, such European Certificated MAS Shareholder should make the Listed Only Election;

2.7.5.2.1.2	if a European Certificated MAS Shareholder wishes to receive Consideration Instruments in respect of some or all of their Bid Shares regardless of whether SARB Approval is obtained and the Consideration Instruments list on the CTSE, such European Certificated MAS Shareholder should make the Listed and Unlisted Election;

2.7.5.2.2	Cash Consideration in respect of all or some of their Bid Shares, subject to the total Cash Acceptances not exceeding the Maximum Cash Amount. If the total Cash Acceptances exceed the Maximum Cash Amount, such acceptances will be scaled back on an equitable basis and such European Certificated MAS Shareholders will be entitled to elect to receive Consideration Instruments in respect of any acceptances of the Cash Consideration which have been scaled back, by making the (i) Listed Only Election (in which case they will only receive Consideration Instruments in the event that SARB Approval is obtained by the Consideration Instrument Cut-Off Date and the Consideration Instruments list on the CTSE) or (ii) Listed and Unlisted Election (in which case they will receive Consideration Instruments regardless of whether SARB Approval is obtained by the Consideration Instrument Cut-Off Date and the Consideration Instruments list on the CTSE). Accordingly, European Certificated MAS Shareholders are not required to accept Consideration Instruments as an alternative in the event of a scaling back of the Cash Consideration; or

2.7.5.2.3	a combination of the Consideration Instruments in respect of a portion of their Bid Shares and the Cash Consideration in respect of a portion of their Bid Shares, as contemplated in paragraphs 2.7.5.2.1 and 2.7.5.2.2 above.

2.7.6	If the documents of title relating to the MAS Shares held by a European Certificated MAS Shareholder to be surrendered have been lost or destroyed, such European Certificated MAS Shareholder who wishes to accept the Voluntary Bid in respect of all or some of its MAS Shares should nevertheless return a duly completed and signed Tender Offer Form to MAS’ European Transfer Secretaries using the addresses at paragraph 2.6.1 above together with a duly completed and signed indemnity form obtainable from MAS’ European Transfer Secretaries on request. Only indemnity forms obtained from MAS’ European Transfer Secretaries will be regarded as suitable. PKI shall be entitled to, in its absolute discretion, by way of written agreement in the instance in which satisfactory evidence has been provided that the documents of title have been lost or destroyed, waive the requirement that the European Certificated MAS Shareholder provides an indemnity.

2.7.7	No receipt will be issued by MAS’ European Transfer Secretaries or PKI for Tender Offer Forms or documents of title surrendered to MAS’ European Transfer Secretaries in acceptance of the Voluntary Bid in respect of all or some of the MAS Shares of that European Certificated MAS Shareholder unless specifically requested to do so by the European Certificated MAS Shareholder in question. Lodging agents who require special transaction receipts are requested to prepare such receipts and to submit them for stamping by MAS’ European Transfer Secretaries together with the Tender Offer Form.

2.7.8	Documents of title surrendered by European Certificated MAS Shareholders prior to 12:00 (11:00 UK time) on the Closing Date will be held in trust by MAS’ European Transfer Secretaries, at the European Certificated MAS Shareholder’s risk.

2.7.9	If any person who is not a registered holder of MAS Shares surrenders a document of title in respect of MAS Shares, together with a Tender Offer Form in respect of such MAS Shares purporting to have been properly completed by the registered holder thereof, such first mentioned person shall be entitled to receive settlement of the Bid Consideration pursuant to acceptance of the Voluntary Bid, provided that MAS’ European Transfer Secretaries are satisfied that the Bid Consideration has not already been delivered or posted to the registered holder of such MAS Shares. PKI may require, in its sole discretion, to be furnished with an indemnity in a form and on terms acceptable to PKI, against any loss or damage, payment or expense which it or MAS, or any of their duly authorised representatives, may suffer or incur by reason of or arising from the settlement of the Bid Consideration to such person.

2.7.10	MAS Shareholders who dematerialised their MAS Shares through a CSDP or Broker on or before the Last Day to Trade must furnish such CSDP or Broker with their written instructions in respect of the Voluntary Bid in terms of their Custody Agreement.

2.7.11	If you have any queries in relation to the action required by European Certificated MAS Shareholders, please contact MAS’ European Transfer Secretaries’ helpline telephonically on +44 (0370) 702 0000.

2.8	Dematerialised MAS Shareholders

2.8.1	Dematerialised MAS Shareholders who wish to accept the Voluntary Bid, in respect of all or some of their MAS Shares, should instruct their duly appointed CSDP or Broker in accordance with their Custody Agreement as to:

2.8.1.1	the number of MAS Shares that they wish to tender in terms of the Voluntary Bid, such MAS Shares being their Bid Shares;

2.8.1.2	their election as to whether they elect to receive:

2.8.1.2.1	Consideration Instruments in respect of some or all of their Bid Shares, as follows:

2.8.1.2.1.1	if a Dematerialised MAS Shareholders wishes to receive Consideration Instruments in respect of some or all of their Bid Shares only in the event that SARB Approval is obtained and the Consideration Instruments list on the CTSE, such Dematerialised MAS Shareholder should make the Listed Only Election;

2.8.1.2.1.2	if a Dematerialised MAS Shareholder wishes to receive Consideration Instruments in respect of some or all of their Bid Shares regardless of whether SARB Approval is obtained and the Consideration Instruments list on the CTSE, such Dematerialised MAS Shareholder should make the Listed and Unlisted Election;

2.8.1.2.2	Cash Consideration in respect of all or some of their Bid Shares, subject to the total Cash Acceptances not exceeding the Maximum Cash Amount. If the total Cash Acceptances exceed the Maximum Cash Amount, such acceptances will be scaled back on an equitable basis and such Dematerialised MAS Shareholders will be entitled to elect to receive Consideration Instruments in respect of any acceptances of the Cash Consideration which have been scaled back, by making the (i) Listed Only Election (in which case they will only receive Consideration Instruments in the event that SARB Approval is obtained by the Consideration Instruments Cut-Off Date and the Consideration Instruments list on the CTSE) or (ii) the Listed and Unlisted Election (in which case they will receive Consideration Instruments regardless of whether SARB approval is obtained by the Consideration Instruments Cut-Off Date and the Consideration Instruments list on the CTSE). Accordingly, Dematerialised MAS Shareholders are not required to accept Consideration Instruments as an alternative in the event of a scaling back of the Cash Consideration; or

2.8.1.2.3	a combination of the Consideration Instruments in respect of a portion of their Bid Shares and the Cash Consideration in respect of a portion of their Bid Shares, as contemplated in paragraphs 2.8.1.2.1.1 and 2.8.1.2.2 above.

2.8.2	The instruction to accept the Voluntary Bid must be provided to the Dematerialised MAS Shareholder’s CSDP or Broker in the manner and by the cut-off time stipulated for such instruction in your Custody Agreement in order for such CSDP or Broker to take the necessary action to accept the Voluntary Bid prior to 12:00 on the Closing Date. Dematerialised MAS Shareholders are accordingly advised to confirm with their CSDP or Broker as to what the cut-off time will be.

2.8.3	Dematerialised MAS Shareholders must not complete the attached Form of Acceptance, Election and Transfer (blue) or a Tender Offer Form.

2.8.4	Dematerialised MAS Shareholders who notify their Broker or CSDP of their desire to accept the Voluntary Bid, will not be able to trade their MAS Shares from the date on which they notify their Broker or CSDP of their acceptance of the Voluntary Bid until the Closing Date. If SARB Approval has not been obtained on or before the Closing Date Dematerialised MAS Shareholders who elected Consideration Instruments in respect of some or all of their Bid Shares will: (a) be entitled to withdraw their Listed Only Election or Listed and Unlisted Election in accordance with paragraph 2.10 below; and (b) not be able to trade their MAS Shares until such withdrawal.

2.8.5	Neither PKI nor any of its authorised agents will accept any responsibility nor be held liable under any applicable law, regulation or otherwise, for any action of, or omission by, any CSDP, Broker, or other service provider to, or other agent of, a Dematerialised MAS Shareholder who fails to communicate their acceptance of the Voluntary Bid timeously or at all, for whatsoever reason.

2.9	Reservation of rights

2.9.1	PKI reserves the right, in its sole and absolute discretion, to:

2.9.1.1	in respect of South African Certificated MAS Shareholders, treat as invalid Forms of Acceptance, Election and Transfer (blue) not accompanied by valid documents of title or not properly or fully completed;

2.9.1.2	in respect of European Certificated MAS Shareholders, treat as invalid Tender Offer Forms not accompanied by valid documents of title or not properly or fully completed;

2.9.1.3	in respect of South African Certificated MAS Shareholders, require proof of the authority of the person signing the Form of Acceptance, Election and Transfer (blue) where such proof has not been lodged with or recorded by MAS’ SA Transfer Secretaries; and

2.9.1.4	in respect of European Certificated MAS Shareholders, require proof of the authority of the person signing the Tender Offer Form where such proof has not been lodged with or recorded by MAS’ European Transfer Secretaries.

2.9.2	Without prejudice to any of its rights, PKI reserves the right to condone, in its sole discretion, the non-performance by any Bid Participant of any of the terms of the Voluntary Bid.

2.10	Right to Withdraw Listed Only Election and Listed and Unlisted Election

2.10.1	If SARB Approval has not been obtained on or before the Closing Date, Bid Participants who made the Listed Only Election or the Listed and Unlisted Election in respect of all or some of their Bid Shares shall be entitled to withdraw such Listed Only Election or Listed and Unlisted Election at any time after the Closing Date but by no later than 12:00 on the Consideration Instrument Cut-Off Date, as follows:

2.10.1.1	Dematerialised MAS Shareholders are required to notify their CSDP’s or Brokers of their withdrawal of the Listed Only Election or Listed and Unlisted Election in the manner and by the deadline stipulated in the Custody Agreement concluded between the holders of Dematerialised MAS Shares and their CSDP’s or Brokers, as the case may be; and

2.10.1.2	South African Certificated MAS Shareholders may withdraw acceptances by no later than 12:00 on the Consideration Instrument Cut-Off Date, by contacting MAS’ SA Transfer Secretaries, for further instructions on the withdrawal procedure, as follows:

by phone: 0861 100 933 if calling from within South Africa and on +27 11 370 5000 if calling from outside of South Africa; or

by email: corporate.events@computershare.co.za; or

in person: Computershare Investor Services Proprietary Limited, Rosebank Towers, 15 Biermann Avenue, Rosebank, 2196,

provided that if MAS’ SA Transfer Secretaries are not contacted on the above contact details, and the withdrawal is not received by 12:00 on the Consideration Instrument Cut-Off Date, the Listed Only Election or Listed and Unlisted Election will be deemed not to have been withdrawn. No late withdrawals will be considered if received by MAS’ SA Transfer Secretaries after 12:00 on the Consideration Instrument Cut-Off Date.

2.10.1.3	European Certificated MAS Shareholders may withdraw acceptances by no later than 12:00 on the Consideration Instrument Cut-Off Date, by contacting MAS’ European Transfer Secretaries for further instructions on the withdrawal procedure, as follows:

by phone: +44 (0370) 702 0000; or

in person: Computershare Investor Services (BVI) Limited c/o The Pavilions Bridgwater Road, Bristol BS13 8AE

provided that if MAS’ European Transfer Secretaries are not contacted on the above contact details, and the withdrawal is not received by 12:00 on the Consideration Instrument Cut-Off Date, the Listed Only Election or Listed and Unlisted Election will be deemed not to have been withdrawn. No late withdrawals will be considered if received by the Transfer Secretaries after 12:00 on the Consideration Instrument Cut-Off Date.

2.10.2	If a MAS Shareholder did not withdraw its Listed Only Election or Listed and Unlisted Election in accordance with paragraph 2.10.1.1 (in respect of Dematerialised MAS Shareholders), paragraph 2.10.1.2 (in respect of South African Certificated MAS Shareholders) or paragraph 2.10.1.3 (in respect of European Certificated MAS Shareholders), any Listed Only Election or Listed and Unlisted Election submitted by Shareholders to MAS’ SA Transfer Secretaries, MAS’ European Transfer Secretaries or their CSDP or Broker remain valid.

3.	SETTLEMENT OF BID CONSIDERATION

3.1	Certificated MAS Shareholders

3.1.1	Subject to the fulfilment or waiver by PKI of the Minimum Cash Acceptance Condition, South African Certificated MAS Shareholders who accepted the Voluntary Bid in respect of all or some of their MAS Shares and properly surrendered a Form of Acceptance, Election and Transfer (blue) and relevant documents of title by no later than 12:00 on the Closing Date and:

3.1.1.1	who elected to receive Consideration Instruments (Listed) by making the Listed Only Election in respect of all or some of their Bid Shares, will, if SARB Approval has been obtained on or before the Consideration Instrument Cut-Off Date, have their CSDP or Broker accounts credited with Consideration Instruments (Listed), on the Consideration Instruments Settlement Date;

3.1.1.2	who elected to receive Consideration Instruments (Listed) or Consideration Instruments (Unlisted) by making the Listed and Unlisted Election in respect of all or some of their Bid Shares, will, if SARB Approval:

3.1.1.2.1	has been obtained on or before the Consideration Instrument Cut-Off Date, have their CSDP or Broker accounts credited with Consideration Instruments (Listed), on the Consideration Instruments Settlement Date; or

3.1.1.2.2	has not been obtained on or before the Consideration Instrument Cut-Off Date, have their CSDP or Broker accounts credited with Consideration Instruments (Unlisted), on the Consideration Instruments Settlement Date provided that if a South African Certificated MAS Shareholder does not have a CSDP or Broker account, PKI will deliver to such South African Certificated MAS Shareholder at the postal address stipulated in the Form of Acceptance, Election and Transfer (blue) the share certificates in respect of the Consideration Instruments (Unlisted) by not later than 10 business days after the Consideration Instruments Settlement Date;

3.1.1.3	who elected the Cash Consideration in respect of all or some of their Bid Shares will, subject to any scaling back of the Cash Consideration, be paid by EFT into the bank account on record with MAS’ SA Transfer Secretaries or set out in that Certificated MAS Shareholder’s Form of Acceptance, Election and Transfer (blue), as the case may be, on the Cash Settlement Date; and

3.1.1.3.1	who, in the event of a scaling back of the Cash Consideration, elected to receive:

3.1.1.3.1.1	Consideration Instruments (Listed) in respect of some or all of the balance of their Bid Shares by making the Listed Only Election in respect of such Bid Shares, will, if SARB Approval has been obtained on or before the Consideration Instrument Cut-Off Date, have their CSDP or Broker accounts credited with Consideration Instruments (Listed), on the relevant Consideration Instruments Settlement Date;

3.1.1.3.1.2	Consideration Instruments (Listed) or Consideration Instruments (Unlisted) in respect of some or all of the balance of their Bid Shares by making the Listed and Unlisted Election in respect of all or some of their Bid Shares, will, if SARB Approval:

3.1.1.3.1.2.1	has been obtained on or before the Consideration Instrument Cut-Off Date, have their CSDP or Broker accounts credited with Consideration Instruments (Listed), on the Consideration Instruments Settlement Date; or

3.1.1.3.1.2.2	has not been obtained on or before the Consideration Instrument Cut-Off Date, have their CSDP or Broker accounts credited with Consideration Instruments (Unlisted), on the Consideration Instruments Settlement Date provided that if a South African Certificated MAS Shareholder does not have a CSDP or Broker account, PKI will deliver to such South African Certificated MAS Shareholder at the postal address stipulated in the Form of Acceptance, Election and Transfer (blue) the share certificates in respect of the Consideration Instruments (Unlisted) by not later than 10 business days after the Consideration Instruments Settlement Date.

3.1.1.4	South African Certificated MAS Shareholders who made the Listed Only Election in respect of some or all of their Bid Shares (including in connection with any scale back of Cash Acceptances to the Maximum Cash Amount) will, if SARB Approval has not been obtained by the Consideration Instrument Cut-Off Date, retain the MAS Shares in respect of which they made their Listed Only Election, and their documents of title in respect of such Bid Shares will be returned to them in accordance with paragraph 3.3.1.

3.1.1.5	Subject to the fulfilment or waiver by PKI of the Minimum Cash Acceptance Condition, European Certificated MAS Shareholders who accepted the Voluntary Bid in respect of all or some of their MAS Shares and properly surrendered a Tender Offer Form and relevant documents of title by no later than 12:00 (11:00 UK time) on the Closing Date and:

3.1.1.5.1	who elected to receive Consideration Instruments (Listed) by making the Listed Only Election in respect of all or some of their Bid Shares, will, if SARB Approval has been obtained on or before the Consideration Instrument Cut-Off Date, have their CSDP or Broker accounts credited with Consideration Instruments (Listed), on the Consideration Instruments Settlement Date;

3.1.1.5.2	who elected to receive Consideration Instruments (Listed) or Consideration Instruments (Unlisted) by making the Listed and Unlisted Election in respect of all or some of their Bid Shares, will, if SARB Approval:

3.1.1.5.2.1	has been obtained on or before the Consideration Instrument Cut-Off Date, have their CSDP or Broker accounts credited with Consideration Instruments (Listed), on the relevant Consideration Instruments Settlement Date; or

3.1.1.5.2.2	has not been obtained on or before the Consideration Instrument Cut-Off Date, have their CSDP or Broker accounts credited with Consideration Instruments (Unlisted), on the relevant Consideration Instruments Settlement Date provided that if a European Certificated MAS Shareholder does not have a CSDP or Broker account, PKI will deliver to such European Certificated MAS Shareholder at the postal address stipulated in the Tender

Offer Form, the share certificates in respect of the Consideration Instruments (Unlisted) by not later than 10 business days after the Consideration Instruments Settlement Date;

3.1.1.5.3	who elected the Cash Consideration in respect of all or some of their Bid Shares will, subject to any scaling back of the Cash Consideration, be paid by cheque dispatched to such European Certificated MAS Shareholder to the address specified in that European Certificated MAS Shareholder’s Tender Offer Form on the Cash Settlement Date; and

3.1.1.5.3.1	who, in the event of a scaling back of the Cash Consideration, elected to receive:

3.1.1.5.3.1.1	Consideration Instruments (Listed) in respect of some or all of the balance of their Bid Shares by making the Listed Only Election in respect of such Bid Shares, will, if SARB Approval has been obtained on or before the Consideration Instrument Cut-Off Date, have their CSDP or Broker accounts credited with Consideration Instruments (Listed), on the Consideration Instruments Settlement Date;

3.1.1.5.3.1.2	Consideration Instruments (Listed) or Consideration Instruments (Unlisted) in respect of some or all of the balance of their Bid Shares by making the Listed and Unlisted Election in respect of all or some of their Bid Shares, will, if SARB Approval:

3.1.1.5.3.1.2.1	has been obtained on or before the Consideration Instrument Cut-Off Date, have their CSDP or Broker accounts credited with Consideration Instruments (Listed), on the Consideration Instruments Settlement Date; or

3.1.1.5.3.1.2.2	has not been obtained on or before the Consideration Instrument Cut-Off Date, have their CSDP or Broker accounts credited with Consideration Instruments (Unlisted), on the Consideration Instruments Settlement Date provided that if a European Certificated MAS Shareholder does not have a CSDP or Broker account, PKI will deliver to such European Certificated MAS Shareholder at the postal address stipulated in the Tender Offer Form, share certificates in respect of the Consideration Instruments (Unlisted) by not later than 10 business days after the Consideration Instruments Settlement Date.

3.1.1.6	European Certificated MAS Shareholders who made the Listed Only Election in respect of some or all of their Bid Shares (including in connection with any scale back of Cash Acceptances to the Maximum Cash Amount) will, if SARB Approval has not been obtained by the Consideration Instrument Cut-Off Date, retain the MAS Shares in respect of which they made their Listed Only Election, and documents of title in respect of such Bid Shares will be returned to them in accordance with paragraph 3.3.2.

3.1.2	Certificated MAS Shareholders should note that Consideration Instruments (Listed) will only be delivered in dematerialised form. Accordingly, if a Certificated MAS Shareholder does not provide their CSDP or Broker account details in the Form of Acceptance, Election and Transfer (blue) or Tender Offer Form (as applicable), the Consideration Instruments (Listed) received by such Certificated MAS Shareholder will be transferred to a CSDP account in the name of CTSE Nominees RF Proprietary Limited, who will hold such Consideration Instruments (Listed) for and on that Certificated MAS Shareholder’s behalf for a period of 3 years after the Closing Date. The Consideration Instruments (Listed) can be claimed from CTSE Nominees RF Proprietary Limited during this period by providing CSDP or Broker account details and complying with certain other requirements relating to verification. If a Certificated MAS Shareholder does not claim the Consideration Instruments (Listed) within 3 years, such Consideration Instruments (Listed) will be sold on market for cash and the proceeds (after deduction of applicable taxes) will be paid to the benefit of the Guardian’s Fund of the Master of the High Court of South Africa on behalf of the relevant Certificated MAS Shareholder. The aforesaid cash proceeds may be claimed by the relevant Certificated MAS Shareholder, subject to the requirements imposed by the Master of the High Court of South Africa. In this regard, each Certificated MAS Shareholder irrevocably authorises and appoints CTSE Nominees RF Proprietary Limited (or their successors-in-title), in rem suam, with full power of substitution, to act as its agent and in its name, place and stead to pay the aforesaid cash to the benefit of the Guardian’s Fund of the Master of the High Court of South Africa. No interest will accrue or be paid on any consideration so held in trust.

3.1.3	If a South African Certificated MAS Shareholder elected to receive Cash Consideration in respect of some or all of their Bid Shares and have timeously delivered Form of Acceptance, Election and Transfer (blue) to MAS’ SA Transfer Secretaries, but have not completed the requisite EFT details in the Form of Acceptance, Election and Transfer (blue) or MAS’ SA Transfer Secretaries do not have such details on record, MAS’ SA Transfer Secretaries will hold the Cash Consideration due to such South African Certificated MAS Shareholder in trust until it is claimed by any person legally entitled to it for a maximum period of three years, after which period such funds shall be made over to the Guardian’s Fund of the High Court of South Africa. No interest will accrue or be paid on any Cash Consideration so held in trust.

3.1.4	If a European Certificated MAS Shareholders elected to receive Cash Consideration in respect of some or all of their Bid Shares and have timeously delivered the Tender Offer Form to MAS’ European Transfer Secretaries, but have not completed the requisite address details in the Tender Offer Form or MAS’ European Transfer Secretaries do not have such details on record, MAS’ European Transfer Secretaries will hold the cheque in respect of the Cash Consideration due to such European Certificated MAS Shareholder until it is claimed by any person legally entitled to it for a maximum period of three years, after which period such funds shall be made over to the Guardian’s Fund of the High Court of South Africa. No interest will accrue or be paid on any Cash Consideration so held by MAS’ European Transfer Secretaries.

3.2	Dematerialised MAS Shareholders

3.2.1	Subject to the fulfilment or waiver by PKI of the Minimum Cash Acceptance Condition, Dematerialised MAS Shareholders who accept the Voluntary Bid in respect of all or some of their Bid Shares, and:

3.2.1.1	who elected to receive Consideration Instruments (Listed) by making the Listed Only Election in respect of all or some of their Bid Shares, will, if SARB Approval has been obtained on or before the Consideration Instrument Cut-Off Date, have their CSDP or Broker accounts credited with Consideration Instruments (Listed), on the relevant Consideration Instruments Settlement Date;

3.2.1.2	who elected to receive Consideration Instruments (Listed) or Consideration Instruments (Unlisted) by making the Listed and Unlisted Election in respect of all or some of their Bid Shares, will, if SARB Approval:

3.2.1.2.1	has been obtained on or before the Consideration Instrument Cut-Off Date, have their CSDP or Broker accounts credited with Consideration Instruments (Listed), on the Consideration Instruments Settlement Date; or

3.2.1.2.2	has not been obtained on or before the Consideration Instrument Cut-Off Date, have their CSDP or Broker accounts credited with Consideration Instruments (Unlisted), on the Consideration Instruments Settlement Date;

3.2.1.3	who elected to receive the Cash Consideration in respect of all or some of their Bid Shares, will, subject to any scaling back of the Cash Consideration, have their CSDP or Broker accounts debited with the relevant Bid Shares tendered in terms of the Voluntary Bid and credited with the relevant Cash Consideration, on the Cash Settlement Date; and

3.2.1.3.1	who, in the event of a scaling back of the Cash Consideration, elected to receive:

3.2.1.3.1.1	Consideration Instruments (Listed) in respect of some or all of the balance of their Bid Shares by making the Listed Only Election in respect of such Bid Shares, will, if SARB Approval has been obtained on or before the Consideration Instrument Cut-Off Date, have their CSDP or Broker accounts credited with Consideration Instruments (Listed), on the Consideration Instruments Settlement Date;

3.2.1.3.1.2	Consideration Instruments (Listed) or Consideration Instruments (Unlisted) in respect of some or all of the balance of their Bid Shares by making the Listed and Unlisted Election in respect of all or some of their Bid Shares, will, if SARB Approval:

3.2.1.3.1.2.1	has been obtained by the Consideration Instrument Cut-Off Date, have their CSDP or Broker accounts credited with Consideration Instruments (Listed), on the Consideration Instruments Settlement Date; or

3.2.1.3.1.2.2	has not been obtained on or before the Consideration Instrument Cut-Off Date, have their CSDP or Broker accounts credited with Consideration Instruments (Unlisted), on the Consideration Instruments Settlement Date.

3.3	Return of Documents of Title

3.3.1	If a South African Certificated MAS Shareholder has timeously delivered a Form of Acceptance, Election and Transfer (blue) and surrendered documents of title to MAS’ SA Transfer Secretaries and the Minimum Cash Acceptance Condition has not been fulfilled or waived by PKI, the documents of title of such South African Certificated MAS Shareholder will be returned to such South African Certificated MAS Shareholder, by registered post at the risk of such South African Certificated MAS Shareholder, at the postal address stipulated in the Form of Acceptance, Election and Transfer (blue), by not later than 10 business days after the Closing Date.

3.3.2	If a South African Certificated MAS Shareholder has timeously delivered a Form of Acceptance, Election and Transfer (blue) and surrendered documents of title to MAS’ SA Transfer Secretaries and such South African Certificated MAS Shareholder:

3.3.2.1	elected to receive Consideration Instruments (Listed) by making the Listed Only Election in respect of some or all of their Bid Shares, but SARB Approval is not obtained on or before the Consideration Instrument Cut-Off Date; or

3.3.2.2	elected to receive Consideration Instruments (Listed) in the event of a scaling back of the Cash Consideration by making the Listed Only Election in respect of the balance of their Bid Shares, but SARB Approval is not obtained on or before the Consideration Instrument Cut-Off Date; or

3.3.2.3	did not make the Listed Only Election or the Listed and Unlisted Election in respect of the balance of their Bid Shares in the event of a scaling back of the Cash Consideration,

then:

3.3.2.4	if some, but not all, the Bid Shares in respect of which the South African Certificated MAS Shareholder surrendered documents of title for have been acquired by PKI, new documents in title in respect of the balance of the South African Certificated MAS Shareholder’s MAS Shares not acquired by PKI will be issued by MAS’ SA Transfer Secretaries and be returned to such South African Certificated MAS Shareholder, by registered post at the risk of such South African Certificated MAS Shareholder, at the postal address stipulated in the Form of Acceptance, Election and Transfer (blue), by not later than 10 business days after the Closing Date or the Consideration Instrument Cut-Off Date, as applicable; or

3.3.2.5	if none of the Bid Shares in respect of which the South African Certificated MAS Shareholder surrendered documents of title for have been acquired by PKI, the documents of title of such South African Certificated MAS Shareholder will be returned to such South African Certificated MAS Shareholder, by registered post at the risk of such South African Certificated MAS Shareholder, at the postal address stipulated in the Form of Acceptance, Election and Transfer (blue), by not later than 10 business days after the Closing Date or the Consideration Instrument Cut-Off Date, as applicable.

3.3.3	If a European Certificated MAS Shareholder has timeously delivered a Tender Offer Form and surrendered documents of title to MAS’ European Transfer Secretaries and the Minimum Cash Acceptance Condition has not been fulfilled or waived by PKI, the documents of title of such European Certificated MAS Shareholder will be returned to such European Certificated MAS Shareholder, by registered post at the risk of such European Certificated MAS Shareholder, at the postal address stipulated in the Tender Offer Form, by not later than 10 business days after the Closing Date.

3.3.4	If a European Certificated MAS Shareholder has timeously delivered a Tender Offer Form and surrendered documents of title to MAS’ European Transfer Secretaries and such European Certificated MAS Shareholder:

3.3.4.1	elected to receive Consideration Instruments (Listed) by making the Listed Only Election in respect of some or all of their Bid Shares, but SARB Approval is not obtained on or before the Consideration Instrument Cut-Off Date; or

3.3.4.2	elected to receive Consideration Instruments (Listed) in the event of a scaling back of the Cash Consideration by making the Listed Only Election in respect of the balance of their Bid Shares, but SARB Approval is not obtained on or before the Consideration Instrument Cut-Off Date; or

3.3.4.3	did not make the Listed Only Election or the Listed and Unlisted Election in respect of the balance of their Bid Shares in the event of a scaling back of the Cash Consideration,

then:

3.3.4.4	if some, but not all, the Bid Shares in respect of which the European Certificated MAS Shareholder surrendered documents of title for have been acquired by PKI, new documents in title in respect of the balance of the European Certificated MAS Shareholder MAS Shares not acquired by PKI will be issued by MAS’ European Transfer Secretaries and be returned to such European Certificated MAS Shareholder, by registered post at the risk of such European Certificated MAS Shareholder, at the postal address stipulated in the Tender Offer Form, by not later than 10 business days after the Closing Date or the Consideration Instrument Cut-Off Date, as applicable; or

3.3.4.5	if none of the Bid Shares in respect of which the European Certificated MAS Shareholder surrendered documents of title for have been acquired by PKI, the documents of title of such European Certificated MAS Shareholder will be returned to such European Certificated MAS Shareholder, by registered post at the risk of such European Certificated MAS Shareholder, at the postal address stipulated in the Tender Offer Form, by not later than 10 business days after the Closing Date or the Consideration Instrument Cut-Off Date, as applicable.

3.4	General

3.4.1	The Cash Consideration will be funded by PKI from available cash balances and will not be subject to any lien, right of set-off, counterclaim or other analogous right to which PKI may otherwise be, or claim to be, entitled.

3.4.2	No interest shall accrue for the benefit of the Bid Participants on the Bid Consideration.

3.4.3	If a Foreign Shareholder elects to receive Consideration Instruments pursuant to its acceptances, such Foreign Shareholder thereby irrevocably and unconditionally warrants to and in favour of PKI that the laws in its Applicable Jurisdiction permits such Foreign Shareholder to elect, accept and receive Consideration Instruments in respect of all or a portion of the Bid Consideration. The Offeror may in its sole discretion make the issue of any Consideration Instruments to a Foreign Shareholder subject to such Foreign Shareholder proving to the Offeror’s satisfaction that the issue of such Consideration Instruments to such Foreign Shareholder in its Applicable Jurisdiction will be legal and not impose any additional legal or regulatory obligations on the Offeror in such Applicable Jurisdiction.

3.4.4	MAS Shareholders who are South African corporates, trusts, partnerships, and private individuals and emigrants whose MAS Shares are restrictively endorsed and who elect to receive Consideration Instruments (Listed), if SARB Approval is obtained, will be able to freely receive Consideration Instruments (Listed).

3.4.5	MAS Shareholders who are South African corporates, trusts, partnerships, and private individuals and emigrants whose MAS Shares are restrictively endorsed and who elect to receive Consideration Instruments (Unlisted) must obtain exchange control approval from their Authorised Dealers or from the SARB through their Authorised Dealers. Each investor would have to approach its local bank (in its capacity as an Authorised Dealer) for the approval.

3.4.6	South African institutional investors may receive the Consideration Instruments (Listed) and Consideration Instruments (Unlisted) using their permissible foreign portfolio investment allowances.

3.4.7	MAS Shareholders who are South African residents should note that the settlement of the Bid Consideration will be made subject to the Exchange Control Regulations as set out in paragraph 6 of this Circular. If a MAS Shareholder who is a South African resident elects to receive Consideration Instruments pursuant to its acceptances, such MAS Shareholder thereby irrevocably and unconditionally warrants to and in favour of PKI that the Exchange Control Regulations permits such MAS Shareholder to elect, accept and receive Consideration Instruments in respect of all or a portion of the Bid Consideration, and where required, that such MAS Shareholder has obtained the required approvals to elect, accept and receive Consideration Instruments. The Offeror may in its sole discretion make the issue of any Consideration Instruments to a MAS Shareholder who is a South African resident subject to such MAS Shareholder proving to the Offeror’s satisfaction that the issue of such Consideration Instruments to such MAS Shareholder in South Africa will be legal and not impose any additional legal or regulatory obligations on the Offeror in South Africa.

3.5	For the sake of clarity, MAS Shares may not be dematerialised or re-materialised by Bid Participants between the day immediately following the Last Day to Trade and the Record Date of the Voluntary Bid, both days inclusive.

IMPORTANT DATES AND TIMES

The definitions and interpretations commencing on page 23 of this Circular apply mutatis mutandis to this section headed “Important Dates and Times”.

2025
Opening Date of the Voluntary Bid	Monday, 4 August
Last Day to Trade in MAS Shares in order to participate in the Voluntary Bid	Monday, 11 August
MAS Shares trade “ex” the entitlement to participate in the Voluntary Bid	Tuesday, 12 August
Last day and time for (i) the Forms of Acceptance, Election and Transfer (blue) and relevant documents of title to be lodged with MAS’ SA Transfer Secretaries at 12:00 and (ii) the Tender Offer Form and relevant documents of title to be lodged with MAS’ European Transfer Secretaries at 12:00 (11:00 UK time), on	Thursday, 14 August
Record Date of the Voluntary Bid	Thursday, 14 August
Closing Date of the Voluntary Bid at 12:00 on	Thursday, 14 August
Results of the Voluntary Bid to be announced on SENS	Tuesday, 19 August
Settlement of the Cash Consideration
Assuming that the Minimum Cash Acceptance Condition has been fulfilled or waived by PKI on or before 12:00 on the Closing Date, the following dates and times will apply in respect of the settlement of the Cash Consideration
Cash Consideration Settlement Date in respect of Dematarialised Bid Participants, on which date the Cash Consideration due to such Dematerialised Bid Participants will, subject to any scaling back of the Cash Consideration, by credited to the Dematerialised Bid Participants’ CSDP or Broker accounts	Tuesday, 19 August
Cash Consideration Settlement Date in respect of South African Certificated MAS Shareholders who have lodged their Form of Acceptance, Election and Transfer (blue) and documents of title with the MAS’ SA Transfer Secretaries prior to 12:00 on the Closing Date of the Voluntary Bid, on which date the Cash Consideration due to such South African Certificated MAS Shareholder will, subject to any scaling back of the Cash Consideration, be paid by EFT	Tuesday, 19 August
Cash Consideration Settlement Date in respect of European Certificated Bid Participants who have lodged their Tender Offer Form and documents of title with the MAS’ European Transfer Secretaries prior to 12:00 (11:00 UK time) on the Closing Date of the Voluntary Bid, on which date such European Certificated MAS Shareholder, subject to any scaling back of the Cash Consideration, will have a cheque dispatched to the address specified in that European Certificated MAS Shareholder’s Tender Offer Form	Tuesday, 26 August
Settlement of the Consideration Instruments
Assuming that SARB Approval has been obtained by the Closing Date, the following dates and times will apply in respect of the settlement of the Consideration Instruments. If SARB Approval is not obtained by the Closing Date, the Consideration Instrument Cut-Off Date and updated estimated dates and times for settlement of the Consideration Instruments will be published on SENS.
Consideration Instruments Settlement Date in respect of Dematerialised Bid Participants who made the Listed Only Election or the Listed and Unlisted Election, will have that Dematerialised Bid Participant’s CSDP or Broker account credited with the Consideration Instruments (Listed)	Tuesday, 19 August
Consideration Instruments Settlement Date in respect of South African Certificated MAS Shareholders who have lodged their Form of Acceptance, Election and Transfer (blue) and documents of title with the MAS’ SA Transfer Secretaries prior to 12:00 on the Closing Date of the Voluntary Bid and who made the Listed Only Election or the Listed and Unlisted Election, will have that South Africa Certificated MAS Shareholder’s CSDP or Broker account credited with the Consideration Instruments (Listed)	Tuesday, 19 August
Consideration Instruments Settlement Date in respect of European Certificated MAS Shareholders who have lodged their Tender Offer Form and documents of title with the MAS’ European Transfer Secretaries prior to 12:00 (11:00 UK time) on the Closing Date and who made the Listed Only Election or the Listed and Unlisted Election, will have that European Certificated MAS Shareholder’s CSDP or Broker account credited with the Consideration Instruments (Listed)	Tuesday, 26 August

Notes

1.	Any change to the above dates and times will be agreed upon by PKI, CTSE (if required), and MAS Shareholders will be advised by release on SENS.
2.	No dematerialisation or rematerialisation of MAS Shares will take place between the trading ex-date, Tuesday, 12 August 2025, and the Record Date of the Voluntary Bid, being Thursday, 14 August 2025, both days inclusive. The Registers of the Certificated MAS Shareholders will be closed between the trading ex-date, Tuesday, 12 August 2025, and the Record Date of the Voluntary Bid, being Thursday, 14 August 2025, both days inclusive.

DEFINITIONS AND INTERPRETATIONS

In this Circular, unless otherwise stated or clearly indicated by the context, the words in the first column have the meanings stated in the second column, an expression which denotes a gender includes the other genders, a natural person includes a juristic person and vice versa, the singular includes the plural and vice versa and cognate words and expressions shall bear corresponding meanings.

“35% Threshold”	has the meaning given to such term in paragraph 5.6.1 of this Circular;
“Applicable Jurisdiction”	has the meaning given to such term in the paragraph titled “Foreign Shareholders” in the section headed “Important Legal Notices” of this Circular;
“Applicable Pricing Supplement (Listed)”	the pricing supplement completed by PKI in relation to the issue of the Consideration Instruments (Listed), setting out such additional and/or other terms and conditions as are applicable to the Consideration Instruments (Listed), the form of which the CTSE approved prior to the date of this Circular on condition that SARB Approval is received;
“Applicable Pricing Supplement (Unlisted)”	the pricing supplement completed by PKI in relation to the issue of the Consideration Instruments (Unlisted), setting out such additional and/or other terms and conditions as are applicable to the Consideration Instruments (Unlisted);
“Authorised Dealer”	a person authorised by the Financial Surveillance Department of the SARB to deal in foreign exchange;
“Bid Announcement”	the announcement of the Voluntary Bid published by MAS on SENS on 16 May 2025;
“Bid Consideration”	the consideration payable by PKI to the Bid Participants per MAS Share acquired by PKI in terms of the Voluntary Bid comprising the Cash Consideration, Consideration Instruments or a combination of the Cash Consideration and Consideration Instruments;
“Bid Letter”	the written bid letter in respect of the Voluntary Bid sent by PKI to MAS on 15 May 2025;
“Bid Participants”	the MAS Shareholders who validly and lawfully accept the Voluntary Bid by no later than 12:00 on the Closing Date, and who are thus entitled to receive the Bid Consideration in terms of the Voluntary Bid;
“Bid Shares”	the MAS Shares that the Bid Participants sell to PKI pursuant to the Voluntary Bid;
“Broker”	any person registered as a broking member (equities) in accordance with the provisions of the FMA;
“Business Day”	any day other than a Saturday, Sunday or an official public holiday in South Africa;
“Cash Acceptances”	the sum of the total cash amount of the Cash Consideration of all Bid Participants electing to receive the Cash Consideration in respect of all or some of their Bid Shares;
“Cash Consideration”	a cash consideration in an amount of EUR1.40 per Bid Share;
“Cash Settlement Date”	in relation to:
(i) Bid Participants who were Dematerialised MAS Shareholders, the third Business Day after the Closing Date;
(ii) Bid Participants who were South African Certificated MAS Shareholders, the third Business Day after the Closing Date;
(iii) Bid Participants who were European Certificated MAS Shareholders, the seventh Business Day after the Closing Date;
“Certificated Bid Participants”	Bid Participants who are Certificated MAS Shareholders;
“Certificated MAS Shareholders”	registered holders of Certificated MAS Shares;

“Certificated MAS Shares”	MAS Shares represented by share certificates or other documents of title which have not been surrendered for dematerialisation in terms of the requirements of Strate;
“CIPC”	the Companies and Intellectual Property Commission, established in terms of section 185 of the South African Companies Act;
“Circular”	this bound document, dated 4 August 2025, in respect of the Voluntary Bid including all the annexures hereto and incorporating the Form of Acceptance, Election and Transfer (blue) and accompanied by the Prospectus and the Programme Memoranda;
“Closing Date”	the closing date of the Voluntary Bid as stipulated in the Timetable;
“Common Monetary Area”	South Africa, the Republic of Namibia, and the Kingdoms of Lesotho and Eswatini;
“Computershare (BVI)”	Computershare Investor Services (BVI) Limited, a company incorporated in the British Virgin Islands;
“Computershare (Jersey)”	Computershare Investor Services (Jersey) Limited, a company incorporated in Jersey;
“Consideration Instrument Cut-Off Date”	means:
(i) if SARB Approval has been obtained on or before the Closing Date, the Closing Date; or
(ii) if SARB Approval has not been obtained by the Closing Date, a date which is the earlier of (i) the date on which SARB Approval is obtained and (ii) the date falling 90 days after the Closing Date, provided that PKI shall be entitled, by announcement on SENS from time to time, to extend such 90-day period if SARB Approval has not been obtained by its expiry;
“Consideration Instrument Ratio”	for every Bid Share acquired by PKI pursuant to the Voluntary Bid, 100 Preferred Shares (Listed) or Preferred Shares (Unlisted), as applicable;
“Consideration Instruments”	means:
(i) if SARB Approval is obtained on or before the Consideration Instrument Cut-Off Date, the Consideration Instruments (Listed); or
(ii) if SARB Approval is not obtained on or before the Consideration Instrument Cut-Off Date, the Consideration Instruments (Unlisted);
“Consideration Instruments (Listed)”	the Preferred Shares (Listed) issued by PKI to Bid Participants pursuant to the Voluntary Bid in accordance with the Consideration Instrument Ratio;
“Consideration Instruments Settlement Date”	means in relation to:
(i) Bid Participants who were Dematerialised MAS Shareholders, the third Business Day after the Consideration Instrument Cut-Off Date;
(ii) Bid Participants who were South African Certificated MAS Shareholders, the third Business Day after Consideration Instrument Cut-Off Date;
(iii) Bid Participants who were European Certificated MAS Shareholders, the seventh Business Day after the Consideration Instrument Cut-Off Date;
“Consideration Instruments (Unlisted)”	the Preferred Shares (Unlisted) issued by PKI to Bid Participants pursuant to the Voluntary Bid in accordance with the Consideration Instrument Ratio;
“CSDP”	a central securities depository participant, being a “participant” as defined in section 1 of the FMA;
“CTSE”	The Cape Town Stock Exchange Proprietary Limited (Registration number 2013/031754/07) (previously known as “4 Africa Exchange Proprietary Limited” or “4AX”), a private company duly incorporated in accordance with the laws of South Africa and licensed as an exchange in terms of the FMA;
“CTSE Debt Listing Requirements”	the CTSE Debt Listing Requirements, as amended;

“CTSE News Service”	the News Service of the CTSE;
“Custody Agreement”	a custody mandate agreement between a person and a CSDP or Broker, regulating their relationship in respect of Dematerialised MAS Shares held by the CSDP or Broker on behalf of that person;
“dematerialise” or “dematerialisation”	the process by which securities held by certificated shareholders are converted or held in an electronic form as uncertificated securities and recorded in the sub-register of security holders maintained by a CSDP or Broker;
“Dematerialised Bid Participants”	Bid Participants who are Dematerialised MAS Shareholders;
“Dematerialised MAS Shareholders”	registered holders of Dematerialised MAS Shares as reflected in the Uncertificated Securities Register;
“Dematerialised MAS Shares”	MAS Shares which are held in dematerialised form and are reflected as such in MAS’ Uncertificated Securities;
“DJV”	PKM Development Ltd. (Registration number C 103521), a company duly registered in accordance with the laws of Malta, and the holding company of the Offeror;
“DJV Available Profits”	means “Available Profits” as defined in the DJVA (refer to paragraph 4.4.1 of the summary of the DJVA available at https://masrei.com/wp-content/uploads/2025/07/Summary-of-DJV-Agreement.pdf);
“DJVA”	the 2017 Amended and Restated Framework Investment Agreement concluded between the DJV, MAS, MAS CEE and Prime Kapital, including all amendments thereto and the 2022 DJV Relationship Extension Letter, a comprehensive summary of which was prepared by Webber Wentzel and uploaded to MAS’ website at https://masrei.com/wp-content/uploads/2025/07/ Summary-of-DJV-Agreement.pdf;
“documents of title”	share certificates and/or certificated transfer deeds and/or balance receipts or any other document/s of title in respect of the Bid Shares;
“EFT”	electronic funds transfer;
“Enhanced Value Unlock Resolutions”	the two ordinary advisory resolutions set out in the notice of extraordinary general meeting of MAS Shareholders which the MAS Board distributed to the MAS Shareholders on or about 20 June 2025;
“European Certificated MAS Shareholders”	the European MAS Shareholders who hold Certificated MAS Shares on the MAS European Register;
“Exchange Control Regulations”	the Exchange Control Regulations, 1961, promulgated under section 9 of the South African Currency and Exchanges Act, No. 9 of 1933, as amended;
“Exemption”	the letter dated 1 March 2024, from MAS to PCC;
“FMA”	the South African Financial Markets Act, No. 19 of 2012, as amended;
“Foreign Shareholder”	a MAS Shareholder who has a registered address in and/or who are nationals, citizens or residents of any country other than in South Africa;
“Form of Acceptance, Election and Transfer (blue)”	for purposes of South African Certificated MAS Shareholders accepting the Voluntary Bid, the Form of Acceptance, Election and Transfer (blue), attached to and forming part of this Circular for use only by Bid Participants holding Certificated MAS Shares on the MAS SA Register;
“Information Statement (Listed)”	the information statement prepared by PKI in connection with the Programme Memorandum (Listed);
“Information Statement (Unlisted)”	the information statement prepared by PKI in connection with the Programme Memorandum (Unlisted);
“IFRS”	International Financial Reporting Standards, the standards and interpretations adopted by the International Accounting Standards Board;

“IOM Companies Act”	the Isle of Man Companies Act of 2006;
“Issue Date”	has the meaning given to that term in the Programme Memoranda;
“JSE”	JSE Limited (Registration number 2005/022939/06), a public company duly incorporated in accordance with the laws of South Africa and licensed as an exchange under the FMA;
“JSE Listings Requirements”	the Listings Requirements of the JSE, as amended from time to time;
“Last Day to Trade”	the last day to trade in the Bid Shares in order to be recorded in the Register on the Closing Date and therefore be able to accept the Voluntary Bid and receive the Bid Consideration;
“Last Practicable Date”	Friday, 1 August 2025, being the last practicable date prior to the finalisation of the Circular;
“Listed Only Election”	the election by a Bid Participant to only receive Consideration Instruments in respect of all or some of their Bid Shares in the event that SARB Approval is obtained by the Consideration Instrument Cut-Off Date and the Consideration Instruments list on the CTSE;
“Listed and Unlisted Election”	the election by a Bid Participant to receive Consideration Instruments in respect of all or some of their Bid Shares regardless of whether SARB Approval is obtained and the Consideration Instruments list on the CTSE;
“Malta”	the Republic of Malta;
“Malta Capital Markets Rules”	the Capital Markets Rules issued by the Malta Financial Services Authority which inter alia regulate takeover bids;
“Malta Companies Act”	the Malta Companies Act (Chapter 386 of the laws of Malta);
“Malta Financial Services Authority”	the Malta Financial Services Authority established in terms of the Malta Financial Markets Act (Chapter.345 of the laws of Malta);
“MAS”	MAS P.L.C (Registration number C 99355), a company duly registered in accordance with the laws of Malta, the ordinary shares of which are inwardly listed on the JSE by way of a primary listing, and with a secondary listing on the A2X Limited;
“MAS Articles”	the articles of association of MAS as registered by the Malta Business Registry on February 7, 2023 and available at https://masrei.com/wp-content/uploads/2023/02/MAS-PLC-Memorandum-and-articles-of-association-December-2022.pdf;
“MAS Board”	the board of directors of MAS;
“MAS CEE”	means MAS CEE Holdings Ltd, a wholly owned subsidiary of MAS;
“MAS European Register”	the European securities register maintained by MAS’ European Transfer Secretaries on behalf of MAS, including any Uncertificated Securities Register;
“MAS’ European Transfer Secretaries”	Computershare (BVI) or Computershare (Jersey), as applicable;

“MAS’ Interpretation of the Distribution Waterfall”	purely for purposes of the undertakings by PKI contained in paragraph 3 of this Circular, PKI’s understanding of MAS’ interpretation of the distribution waterfall under the DJVA, being in respect of any distribution of profits or capital (including reserves) made by DJV to its shareholders, payments made by DJV to MAS CEE in respect of A Preference Shares or payments made by DJV to Prime Kapital in respect of development margin:
(i) in the first instance, effecting payment to MAS CEE in an amount equal to current and accrued fixed dividends at a coupon of 5% per annum on the 470,000,000 A Preference Shares held by MAS CEE in DJV;
(ii) thereafter, effecting payment to MAS CEE in an amount equal to current and accrued fixed dividends at a coupon of 2.5% per annum on the 470,000,000 A Preference Shares held by MAS CEE in DJV and concomitantly therewith payment to Prime Kapital in an amount equal to current and accrued development margin outstanding to Prime Kapital; and
(iii) thereafter effecting payment of the balance to MAS CEE and Prime Kapital as the holders of DJV’s B ordinary shares in the proportions in which they hold DJV’s B ordinary shares, being 40% in respect of MAS CEE and 60% in respect of Prime Kapital, it being recorded, for the avoidance of doubt, that DJV shall not on account of this Circular be required to make distributions of profits or capital (including reserves) to its shareholders in accordance with this definition other than in accordance with the offers of undertakings in paragraph 3 of this Circular and only in the event that such offers of undertakings have been accepted and the condition to such undertakings have been satisfied;
“MAS SA Register”	the South African securities register maintained by MAS’ SA Transfer Secretaries on behalf of MAS, including any Uncertificated Securities Register;
“MAS’ SA Transfer Secretaries”	Computershare Investor Services Proprietary Limited (Registration number 2004/003647/07), a private company duly incorporated in accordance with the laws of South Africa;
“MAS Share”	a share in the issued share capital of MAS;
“MAS Shareholders”	the registered holders of MAS Shares from time to time, as reflected in the Register;
“MAS’ Transfer Secretaries”	means, depending on the context, either:
(i) MAS’ SA Transfer Secretaries; or
(ii) MAS’ European Transfer Secretaries; or
(iii) both MAS’ SA Transfer Secretaries and MAS’ European Transfer Secretaries,
as the case may be;
“Maximum Cash Amount”	an aggregate cash amount of EUR110,000,000, being the maximum amount which will be paid by the Offeror to Bid Participants in respect of the Cash Acceptances, provided that the Offeror reserves the right to increase the Maximum Cash Amount (any number of times) at any time prior to the first Cash Settlement Date;
“Minimum Cash Acceptance Condition”	the condition to the implementation of the Voluntary Bid as set out in paragraph 4.4 of this Circular;
“Opening Date”	the opening date of the Voluntary Bid as stipulated in the Timetable;
“PCC”	Petrichor Joint Family Office PCC Limited (Registration number 020506V), a protected cell company incorporated in accordance with the laws of the Isle of Man;
“PK Parties”	DJV, its direct and indirect subsidiaries (which includes the Offeror) and PCC, including all of its cells, and its direct and indirect subsidiaries (including Prime Kapital). For the avoidance of doubt, the aforementioned persons have been collectively defined in this Circular as the “PK Parties” purely for disclosure purposes, and not because such persons are acting in concert for any purpose;
“PKI” or “the Offeror”	PK Investments Limited (Registration number 014469V), a company duly incorporated in accordance with the laws of the Isle of Man;

“PKI Directors”	the directors of PKI, the details of whom appear in the “Corporate Information and Advisors” section of the Circular, both of whom are executive directors;
“Preferred Shares (Listed)”	5-year redeemable preferred shares, the terms of which are contained in the Programme Memorandum (Listed);
“Preferred Shares (Unlisted)”	5-year redeemable preferred shares, the terms of which are contained in the Programme Memorandum (Unlisted);
“Prime Kapital”	Prime Kapital Holdings Ltd (Registration number 013332V), a company incorporated in accordance with the laws of the Isle of Man, a subsidiary of PCC, and the General Partner of the DJV;
“Programme Memoranda”	collectively, the Programme Memorandum (Listed) and the Programme Memorandum (Unlisted);
“Programme Memorandum (Listed)”	the programme memorandum in respect of the Preferred Shares (Listed) prepared in terms of the CTSE Debt Listing Requirements, which accompanies (but is not incorporated into) this Circular, including (i) the Applicable Pricing Supplement (Listed); and (ii) the Information Statement (Listed);
“Programme Memorandum (Unlisted)”	the programme memorandum which will govern the Preferred Shares (Unlisted) in the event that SARB Approval is not obtained on or before the Consideration Instrument Cut-Off Date including (i) the Applicable Pricing Supplement (Unlisted); and (ii) the Information Statement (Unlisted);
“Prospectus”	the prospectus in respect of PKI in relation to the Voluntary Bid published on 4 August 2025 and prepared in accordance with section 100 of the South African Companies Act and regulations 51 to 80 of the South African Companies Regulations, and all the annexures thereto, which accompanies (but is not incorporated into) this Circular. The prospectus has been approved by and registered with the CIPC;
“Record Date of the Voluntary Bid”	the last date on which a MAS Shareholder must be recorded in the Register in order to accept the Voluntary Bid as stipulated in the Timetable;
“Register”	MAS’ securities registers, including the Uncertificated Securities Register;
“SARB”	the South African Reserve Bank, established in terms of section 9 of the South African Currency and Banking Act, No. 31 of 1920, as amended and currently governed by the South African Reserve Bank Act, No. 90 of 1989, as amended;
“SARB Approval”	the approval by SARB of the inward listing of the Consideration Instruments (Listed) on the CTSE;
“SENS”	the Stock Exchange News Service of the JSE;
“South Africa”	the Republic of South Africa;
“South African Certificated MAS Shareholders”	the Certificated MAS Shareholders who hold Certificated MAS Shares on the MAS SA Register;
“South African Companies Act”	the South African Companies Act, No. 71 of 2008, as amended;
“South African Companies Regulations”	the Companies Regulations, 2011, promulgated in terms of sections 120 of the South African Companies Act;
“Strate”	Strate Proprietary Limited (Registration number 1998/022242/07), a private company duly incorporated in accordance with the laws of South Africa, a registered central securities depository in terms of the FMA;
“STT”	securities transfer tax, levied in terms of the STT Act;
“STT Act”	the South African Securities Transfer Tax Act, No. 25 of 2007, as amended;

“Tender Offer Form”	for purposes of European Certificated MAS Shareholders accepting the Voluntary Bid, the Tender Offer Form for use only by Bid Participants holding Certificated MAS Shares on the MAS European Register and which Tender Offer Form will be furnished by MAS’ European Transfer Secretaries to each European Certificated MAS Shareholder;
“Timetable”	the timetable contained in the section headed “Important Dates and Times” of this Circular;
“Transaction Sponsor”	PSG Capital Proprietary Limited (Registration number 2006/015817/07), a company duly incorporated in accordance with the laws of South Africa which is the transaction sponsor to PKI in respect of the Voluntary Bid and transaction advisor and transaction sponsor in respect of the listing of the Consideration Instruments;
“Uncertificated Securities Register”	the record of Dematerialised MAS Shares administered and maintained by a CSDP and which forms part of the Register;
“Voluntary Bid”	the voluntary bid made by PKI to the MAS Shareholders, in terms of which PKI offers to acquire all of the MAS Shares not already held by it for the Bid Consideration on and subject to the terms and conditions set out in this Circular; and
“ZAR EURO Exchange Rate”	the rate of exchange at which FirstRand Bank Limited offers to sell ZAR to purchase EUR at the applicable date.

PK Investments Limited

(Incorporated in the Isle of Man)

(Registration number 014469V)

(“PKI” or “the Offeror”)

VOLUNTARY BID CIRCULAR TO MAS SHAREHOLDERS

1.	INTRODUCTION AND PURPOSE OF THIS CIRCULAR

1.1	In the Bid Announcement, MAS Shareholders were informed that MAS had received the Bid Letter from the Offeror, expressing its intention to make a conditional voluntary offer to all MAS Shareholders on the terms set out therein. The terms of the proposed offer were subsequently improved through announcements published on SENS on 28 May 2025 and 6 June 2025. PKI has since made substantial progress in relation to the previously announced conditions and is now making the Voluntary Bid subject only to the Minimum Cash Acceptance Condition being fulfilled or waived by PKI, and on the terms and conditions set out in this Circular.

1.2	The purpose of this Circular is to:

1.2.1	set out the terms on which the Voluntary Bid is made to the MAS Shareholders;

1.2.2	provide the MAS Shareholders with information relating to the Voluntary Bid; and

1.2.3	inform the MAS Shareholders of the manner in which the Voluntary Bid may be accepted and will be implemented.

1.3	For further information relating to PKI and the terms relating to the Consideration Instruments, MAS Shareholders are referred to the Prospectus and the Programme Memoranda which accompany but do not form part of this Circular.

1.4	To obtain a full understanding of the terms and conditions of the Voluntary Bid, this Circular should be read in its entirety and should be read together with (i) the Form of Acceptance, Election and Transfer (blue) attached to and forming part of this Circular and (ii) the Prospectus and Programme Memoranda in respect of PKI and the Consideration Instruments which accompanies but does not form part of this Circular.

2.	INFORMATION ABOUT THE OFFEROR AND RATIONALE FOR THE VOLUNTARY BID

2.1	Information about the Offeror

2.1.1	PKI is an Isle of Man registered investment holding company. PKI is not supervised or regulated by the Isle of Man Financial Services Authority or any other financial regulator. PKI is a wholly-owned subsidiary of DJV. The shareholding of the DJV comprises of:

2.1.1.1	MAS CEE, a wholly owned subsidiary of MAS, which holds (i) 470,000,000 A preference shares, constituting all of the DJV’s preference shares and (ii) 20,000,000 B1 ordinary shares, constituting 40% of the DJV’s B ordinary shares; and

2.1.1.2	Prime Kapital, which holds 30,000,000 B2 ordinary shares, constituting 60% of the DJV’s B ordinary shares.

2.1.2	As at the Last Practicable Date, PKI holds 153 498 569 shares in MAS, being 21.94% of the total issued share capital of MAS (excluding treasury shares).

2.2	Rationale for the Voluntary Bid

2.2.1	PKI maintains a long-term investment horizon that aligns with the remaining term of DJV, and its general objective in purchasing MAS Shares is to maximise returns to DJV’s shareholders. This objective is undermined by the continued trading of MAS Shares at a significant discount to their intrinsic value (i.e. net asset value per MAS Share), which exposes MAS to opportunistic and value-destructive takeover proposals, such as the recent unsuccessful bid by Hyprop Investments Limited, which was facilitated by the depressed share price.

2.2.2	The Voluntary Bid is intended to protect against such value-destructive proposals and to unlock value for both PKI and other MAS Shareholders by offering the following flexible options:

2.2.2.1	MAS Shareholders can sell their MAS Shares, thereby becoming Bid Participants, for cash at a 50.1% premium to the MAS Share price on 15 May 2025, being the day prior to the release of the Bid Announcement; and/or

2.2.2.2	subscribe for Consideration Instruments offering both downside protection and upside participation, and which PKI expects to fully redeem within 18 months from Issue Date; and/or

2.2.2.3	remain invested in MAS and, indirectly, the DJV over a longer term, with MAS’ enhanced return potential supported by:

2.2.2.3.1	the appointment of appropriate independent non-executives to the MAS Board;

2.2.2.3.2	DJV making distributions of surplus capital and/or capital profits to its shareholders in accordance with MAS’ Interpretation of the Distribution Waterfall; and

2.2.2.3.3	DJV prioritising distributions of DJV Available Profits over new investments.

2.2.3	MAS Shareholders are referred to the announcements published by MAS on SENS on 19 June 2025 and 20 June 2025 regarding the Enhanced Value Unlock Strategy (as defined in such announcements) proposed by the Offeror, DJV and Prime Kapital as an alternative to the Voluntary Bid, and to the extraordinary general meeting of MAS Shareholders held on 11 July 2025 for the purpose of considering, and if deemed fit, approving, the Enhanced Value Unlock Resolutions. As announced on SENS on 11 July 2025, the Enhanced Value Unlock Resolutions were not passed by the requisite majority of MAS Shareholders.

2.2.4	PKI notes the outcome of the vote and confirms that it is not proceeding with the Voluntary Bid for the purpose of implementing the value unlock strategy contemplated in the Enhanced Value Unlock Resolutions. PKI is therefore supportive of MAS continuing as a going concern focused on the Central and Eastern European market and has provided the undertakings in this Circular to protect the interests of minority shareholders in MAS.

2.2.5	It is not the intention of PKI to delist MAS from the JSE following the implementation of the Voluntary Bid.

2.2.6	PKI is offering an exit opportunity to MAS Shareholders who do not support MAS’ long-term strategy through a Voluntary Bid comprising:

2.2.6.1	Cash Consideration, subject to the maximum cash acceptances not exceeding the Maximum Cash Amount; and/or

2.2.6.2	the Consideration Instruments, which PKI expects to voluntarily redeem within 18 months of the Issue Date. The Consideration Instruments provide MAS Shareholders with an instrument which offers:

2.2.6.2.1	downside protection in the form of a floor price of €1.50 per MAS Share, escalating at 7% p.a. (compounded semi-annually) beginning one year after the Issue Date; and

2.2.6.2.2	upside participation in the form of 90% of the of the underlying value of their investment in MAS and the DJV through the Consideration Instruments (refer to the Programme Memoranda which sets out the terms of the Preferred Shares (Listed) and Preferred Shares (Unlisted)).

3.	UNDERTAKINGS BY THE OFFEROR

3.1	PKI hereby, as a term of the Voluntary Bid with effect from the first business day following the Closing Date, irrevocably offers to undertake to and in favour of MAS and MAS CEE, subject to the fulfilment or waiver by PKI of the Minimum Cash Acceptance Condition, that:

3.1.1	if, pursuant to the Voluntary Bid, the PK Parties (including PKI) hold more than 50% of the MAS Shares in issue, PKI will not acquire any further MAS Shares in the market, and will procure that neither the DJV nor any of its subsidiaries acquire any further MAS Shares in the market;

3.1.2	provided that, pursuant to Bid Participants electing to receive the Cash Consideration, PKI acquired MAS Shares representing at least 10% of the total MAS Shares in issue, it will take all such steps as are legally permissible:

3.1.2.1	to procure that the DJV:

3.1.2.1.1	makes distributions of surplus capital and/or capital profits to its shareholders in accordance with MAS’ Interpretation of the Distribution Waterfall; and

3.1.2.1.2	prioritises distributing DJV Available Profits over new investments;

3.1.2.2	to procure that the MAS Board gives written notice to commence winding down of the DJV as provided for in terms of the DJVA, by not later than 23 March 2035.

3.2	For purposes of this paragraph 3, it shall be legally permissible for PKI to take any action or decision if the taking of such action or decision will not result in a breach or contravention by PKI or MAS of the rules or any order or directive of the JSE or the CTSE (or any other exchange on which the securities of PKI or MAS are listed), or any constitution, statute, by-law, code, ordinances, decree, judicial arbitral, administrative, ministerial, departmental or regulatory judgment; or common law in any jurisdiction, in each case which are applicable to PKI or MAS.

3.3	The offer of undertakings in paragraph 3.1:

3.3.1	constitutes an offer in favour of MAS and MAS CEE capable of acceptance by MAS and MAS CEE at any time by written notice to PKI;

3.3.2	shall upon acceptance by MAS and MAS CEE result in binding undertakings by PKI; and

3.3.3	shall be governed by the laws of Malta.

4.	THE VOLUNTARY BID

4.1	The Voluntary Bid

4.1.1	PKI hereby makes a voluntary offer to all MAS Shareholders to acquire all the MAS Shares in issue not already held by it for a consideration comprising:

4.1.1.1	the Consideration Instruments;

4.1.1.2	the Cash Consideration; or

4.1.1.3	a combination of the Consideration Instruments and the Cash Consideration,

subject to the terms and conditions set out this Circular.

4.1.2	The Voluntary Bid constitutes a “Voluntary Bid ” as envisaged in Article 41 of the MAS Articles.

4.2	The Bid Consideration

4.2.1	The Bid Consideration will, at the election of each MAS Shareholder, be settled:

4.2.1.1	by PKI issuing Consideration Instruments. MAS Shareholders will be entitled to elect Consideration Instruments in respect of 100% of the Bid Shares held by them;

4.2.1.2	by payment of the Cash Consideration; or

4.2.1.3	by a combination of the Cash Consideration and the Consideration Instruments.

4.2.2	The Cash Consideration is subject to Cash Acceptances not exceeding the Maximum Cash Amount, provided that PKI reserves the right to increase the Maximum Cash Amount, by written notice to MAS (any number of times) at any time prior to the first Cash Settlement Date.

4.2.3	If total acceptances of the Cash Consideration exceed the Maximum Cash Amount, such acceptances will be scaled back on an equitable basis and MAS Shareholders will be entitled to elect to receive Consideration Instruments in respect of any acceptances of Cash Consideration which have been scaled back by making the (i) Listed Only Election (in which case such MAS Shareholders will only receive Consideration Instruments in the event that SARB Approval is obtained by the Consideration Instrument Cut-Off Date and the Consideration Instruments list on the CTSE) or (ii) Listed and Unlisted Election (in which case they will receive Consideration Instruments regardless of whether SARB Approval is obtained by the Consideration Instrument Cut-Off Date and the Consideration Instruments list on the CTSE). Accordingly, no MAS Shareholder is required to accept Consideration Instruments as an alternative in the event of a scaling back of the Cash Consideration.

4.2.4	The Cash Consideration will be settled as follows, in relation to:

4.2.4.1	European Certificated MAS Shareholders, in Euros on the applicable Cash Settlement Date; and

4.2.4.2	South African Certificated MAS Shareholders and Dematerialised MAS Shareholder, in ZAR converted at the ZAR EURO Exchange Rate published on SENS by PKI on or before the Closing Date.

4.2.5	PKI has confirmed that it has (and will continue to have) sufficient Consideration Instruments available from which to deliver Consideration Instruments to Bid Participants who elect to receive Consideration Instruments or a combination of the Cash Consideration and Consideration Instruments.

4.2.6	For details regarding the settlement of the Bid Consideration, MAS Shareholders are referred to paragraph 3 of the “Action Required by MAS Shareholders” section of this Circular for more information.

4.3	Terms of the Preferred Shares

The full terms of (i) the Preferred Shares (Listed) are set out in the Programme Memorandum (Listed) and (ii) the Preferred Shares (Unlisted) are set out in the Programme Memorandum (Unlisted), which accompanies, but does not form part of, this Circular.

4.4	Minimum Cash Acceptance Condition

4.4.1	The implementation of the Voluntary Bid is subject to Bid Participants electing the Cash Consideration in respect of MAS Shares representing at least 10% of the total MAS Shares in issue (“Minimum Cash Acceptance Condition”) on or before 12:00 on the Closing Date.

4.4.2	The Minimum Cash Acceptance Condition may be waived by PKI in its sole discretion.

4.4.3	If the Minimum Cash Acceptance Condition is not fulfilled or waived by PKI, the Voluntary Bid will not be implemented, and the Voluntary Bid will lapse and be of no further force or effect.

4.4.4	The Voluntary Bid is not subject to the fulfilment or waiver of any other conditions precedent.

4.5	Remaining MAS Shareholders

Those MAS Shareholders who do not sell all of their MAS Shares pursuant to the Voluntary Bid will remain MAS Shareholders.

4.6	Bid Period

The Voluntary Bid will be open for acceptance by MAS Shareholders from 09:00 on the Opening Date until 12:00 on the Closing Date and accordingly, the Voluntary Bid will remain open for acceptance by those MAS Shareholders that are recorded in the Register at any time during that period.

4.7	Procedure for acceptance of the Voluntary Bid

MAS Shareholders are referred to the “Action Required by MAS Shareholders” section of the Circular, which sets out the procedure for acceptance of the Voluntary Bid and the action required by them in respect of the Voluntary Bid.

4.8	Elections

MAS Shareholders are referred to the “Action Required by MAS Shareholders” section of the Circular, which sets out the action to be taken by them for purposes of electing a settlement option.

4.9	Acceptances irrevocable

Subject to paragraph 2.10 of the “Action Required by MAS Shareholders” section of the Circular and the fulfilment or waiver of the Minimum Cash Acceptance Condition, all acceptances of the Voluntary Bid received by PKI and the applicable MAS Transfer Secretaries, and treated as valid by them, shall be irrevocable.

4.10	Applicable law

4.10.1	The Voluntary Bid is made and is governed by and subject to the provisions of the laws of Malta and will be subject to the exclusive jurisdiction of the courts of Malta.

4.10.2	Each Bid Participant will be deemed by their acceptance to have consented and submitted to the exclusive jurisdiction of the courts of Malta in relation to all matters arising out of or in connection with the Voluntary Bid and acceptance thereof.

4.11	Foreign Shareholders

MAS Shareholders who are Foreign Shareholders are referred to the paragraph titled “Foreign Shareholders” in the section headed “Important Legal Notices” and paragraph 3.4.3 of the “Action Required by MAS Shareholders” section of the Circular for information relating to the acceptance of the Voluntary Bid by Foreign Shareholders.

4.12	Approvals and consents received

4.12.1	PKI has obtained the necessary corporate consents and authorisations, to the extent applicable, to proceed with the Voluntary Bid.

4.12.2	The CTSE has approved the Programme Memorandum (Listed) in respect of the Preferred Shares (Listed) prepared in terms of the CTSE Debt Listing Requirements and the CTSE has approved the form of the Applicable Pricing Supplement (Listed) on condition that:

4.12.2.1	SARB Approval is received; and

4.12.2.2	the Applicable Pricing Supplement (Listed) will be formally approved on the Consideration Instrument Cut-Off Date, after the signed Applicable Pricing Supplement (Listed), which includes the information relating to the total number of acceptances of Consideration Instruments by Bid Participants, has been included.

4.12.3	The CIPC has approved and registered the Prospectus.

4.13	Tax implications for Bid Participants

The tax implications for Bid Participants are dependent on the individual circumstances and the jurisdiction(s) and relevant tax laws of such jurisdiction(s) that may be applicable to such Bid Participants. Accordingly, it is recommended that if Bid Participants are uncertain about the tax treatment of the sale of the Bid Shares to PKI and the receipt of the Bid Consideration, they seek appropriate advice in this regard.

4.14	Other tax implications

The STT payable in respect of the transfer of the Bid Shares to PKI, will be payable by PKI.

5.	APPLICATION OF TAKEOVER LAW AND MAS ARTICLES TO THE VOLUNTARY BID

5.1	MAS is a company registered in Malta in terms of Malta Companies Act. MAS has a primary inward listing on the JSE and has a secondary listing on the A2X Limited. It is not listed on any other regulated exchange. The Malta Companies Act does not regulate takeover bids and since MAS is a company registered in terms of the Malta Companies Act, the Voluntary Bid is not subject to the South African Companies Act, or the Takeover Regulations issued in terms of the South African Companies Regulations.

5.2	The Voluntary Bid is not subject to Chapter 11 of the Malta Capital Markets Rules (formerly, the Malta Listing Rules) or the Listing Requirements issued by A2X Limited, and may be made for a purchase consideration and otherwise on terms and conditions determined by the Offeror in its sole discretion.

5.3	Therefore, the Voluntary Bid is not subject to any takeover law regime in Malta, South Africa or in any other jurisdiction, and is not subject to the authority or supervision of any takeover regulator or the Malta Financial Services Authority. The JSE have formally confirmed that PKI is not bound by the provisions of the JSE Listings Requirements in respect of the Voluntary Bid, and that the JSE Listings Requirements do not regulate the Voluntary Bid.

5.4	Article 41 of the MAS Articles provides for the applicability to MAS of certain “Mandatory Bid ” provisions of the “Malta Listing Rules” (as such term is defined in the MAS Articles). Article 41.5 provides that the provisions of Rule 11.8 of the Malta Listing Rules are in terms of the MAS Articles made applicable to MAS and all MAS Shareholders from time to time, on the basis and subject to the modifications provided in Article 41 of the MAS Articles. MAS and all MAS Shareholders from time to time shall accordingly have the respective rights and obligations contemplated in Rule 11.8 of the Malta Listing Rules (on the basis and subject to the modifications provided in Article 41 of the MAS Articles) even though the Malta Listing Rules are not as a matter of law applicable to MAS and the MAS Shareholders.

5.5	Article 41.6 of the MAS Articles read with Rule 11.8 of the Malta Listing Rules provides that if a person acquires a “Controlling Interest” (as such term is defined in the Malta Listing Rules) in MAS as a result of such person’s own acquisition or the acquisition by persons “Acting in Concert” (as such term is defined in the Malta Listing Rules) with him, such a person shall make a mandatory bid as contemplated in Rule 11.8 of the Malta Listing Rules (“Mandatory Bid Requirement”), unless the MAS Board has exempted that person or persons from the Mandatory Bid Requirement, which exemption may be granted without or subject to conditions and at the sole discretion of the MAS Board. For purposes of Article 41.6 of the MAS Articles, the percentage of the voting right required to establish “Control ” or a “Controlling Interest” shall be 30% or 50% plus one (the “50% Threshold”), and not only the 50% Threshold as provided in Rule 11.8 of the Malta Listing Rules.

5.6	In terms of the Exemption, the MAS Board exempted the PK Parties and each of the PCC shareholders (“PCC Shareholders”) from the Mandatory Bid Requirement. The Exemption was based on the provisions of Article 41.6 of the MAS Articles (as described in paragraph 5.5), and was subject to the following:

5.6.1	the Exemption will be valid subject to the total combined holding of the PK Parties not exceeding 35% of the total issued share capital of MAS after deducting the treasury shares, meaning 244,845,587 MAS Shares (the “35% Threshold”);

5.6.2	compliance towards the 35% Threshold shall be measured by considering the total combined MAS shareholding of the PK Parties, in other words, all of the MAS Shares owned by PCC and its direct and indirect subsidiaries as a whole, by aggregating the holding of each cell which shall include the holding of MAS Shares by DJV and its subsidiaries (including the Offeror);

5.6.3	the beneficiaries of the Exemption, under the conditions expressed in the Exemption, are the PK Parties and the PCC Shareholders (collectively, the “Exempt Parties”); and

5.6.4	the Exemption remains valid for as long as MAS remains governed by the MAS Articles as these are valid in respect of Article 41 as at the date of the Exemption.

5.7	As at the date of the Bid Letter and this Circular, and notwithstanding that in terms of the Exemption compliance with the 35% Threshold is determined by calculating only the MAS Shares held by the PK Parties (refer to paragraph 5.6.2 above), the collective holdings of the Exempt Parties are below the 35% Threshold. In light of the aforesaid, the 35% Threshold has not been exceeded, and the Voluntary Bid constitutes a “Voluntary Bid ” as contemplated in Rule 11.8 of the Malta Listing Rules, which is made applicable to MAS in terms of Article 41.5 of the MAS Articles.

5.8	Furthermore, pursuant to Article 41.4 of the MAS Articles and the Exemption, if, as a result of acceptances of the Voluntary Bid, the total combined holdings of MAS Shares by the Exempt Parties and any person “Acting in Concert” (as such term is defined in the Malta Listing Rules) with any of the Exempt Parties exceeds the 35% Threshold or the 50% Threshold, the Exempt Parties and any person “Acting in Concert” (as such term is defined in the Malta Listing Rules) with the Exempt Parties will be exempt from the Mandatory Bid Requirement notwithstanding that their combined holdings of MAS Shares exceed the 35% Threshold or the 50% Threshold.

6.	SOUTH AFRICAN EXCHANGE CONTROL RULES

6.1	General

6.1.1	The settlement of the Bid Consideration for both Certificated MAS Shareholders and Dematerialised MAS Shareholders will be made subject to the Exchange Control Regulations.

6.1.2	MAS Shareholders who are not registered in or have a registered address outside South Africa must satisfy themselves to the full observance of the laws of the relevant jurisdiction concerning the receipt of the Bid Consideration, including obtaining any requisite governmental and other consents, observing any other requisite formalities and paying any transfer or other taxes due in such territory. If in doubt, MAS Shareholders should consult their professional advisors without delay.

6.1.3	Paragraph 6.2 contains a summary of Exchange Control Regulations as they apply to MAS Shareholders who accept the Voluntary Bid.

6.1.4	For additional information on the Exchange Control Regulations, please refer to the Programme Memoranda in respect of the Consideration Instruments accompanying this Circular.

6.2	Summary of Exchange Control Regulations

6.2.1	Election of Consideration Instruments by South African investors

6.2.1.1	Subject to the approval of the SARB and the CTSE, the Consideration Instruments (Listed) will be listed on the CTSE under an approved inward listing in terms of the Exchange Control Regulations. Accordingly, upon listing of the Consideration Instruments (Listed) on the CTSE, South African institutional investors may invest in the Consideration Instruments (Listed) using their permissible foreign portfolio investment allowances, and South African corporates, trusts, partnerships, and private individuals may invest in the Consideration Instrument (Listed) without restriction.

6.2.1.2	South African corporates, trusts, partnerships, and private individuals may accept the Consideration Instruments (Unlisted) as a Bid Consideration subject to the South African corporates, trusts, partnerships, and private individuals having obtained exchange control approval from their Authorised Dealers or from the SARB through their Authorised Dealers to the satisfaction of PKI. Each investor would have to approach its local bank (in its capacity as an Authorised Dealer) for the approval.

6.2.2	Residents of the Common Monetary Area

6.2.2.1	In the case of:

6.2.2.1.1	Bid Participants who are Certificated MAS Shareholders whose registered addresses in the Register are within the Common Monetary Area and whose documents of title are not restrictively endorsed in terms of the Exchange Control Regulations and:

6.2.2.1.1.1	who elect to receive the Bid Consideration wholly or partly in cash, the Cash Consideration will be transferred by way of EFT; or

6.2.2.1.1.2	who elect to receive all or part of the Bid Consideration in Consideration Instruments (Listed), if the SARB Approval is obtained, the Bid Consideration will be directly credited to the accounts nominated for the relevant Certificated MAS Shareholder by their duly appointed CSDP or Broker in terms of the provisions of the Custody Agreement with their CSDP or Broker (provided the relevant Certificated MAS Shareholder has not been restrictively designated in terms of the Exchange Control Regulations); or

6.2.2.1.1.3	who elect to receive all or part of the Bid Consideration in Consideration Instruments (Unlisted), following receipt of the exchange control approval from an Authorised Dealer or from the SARB, the Consideration Instruments (Unlisted) will be settled in accordance with paragraph 3 of the “Action Required by MAS Shareholders” section of Circular.

6.2.2.1.1.4	Bid Participants who are Dematerialised MAS Shareholders whose registered addresses in the Register are within the Common Monetary Area and whose accounts with their Broker or CSDP have not been restrictively designated in terms of the Exchange Control Regulations, the (i) Cash Consideration (ii) Consideration Instruments (Listed) if SARB Approval is obtained and (iii) Consideration Instruments (Unlisted) following receipt of the exchange control approval from an Authorised Dealer or from the SARB, will be directly credited to the accounts nominated for the relevant Bid Participants by their duly appointed Broker or CSDP in terms of the applicable Custody Agreement with their CSDP or Broker.

6.2.3	All other non-residents of the Common Monetary Area (including emigrants from the Common Monetary Area)

In the case of:

6.2.3.1	Bid Participants, who are Certificated MAS Shareholders and who are emigrants from the Common Monetary Area or are non-residents of the Common Monetary Area, whose documents of title are restrictively endorsed in terms of the Exchange Control Regulations:

6.2.3.1.1	who elect to receive all or part of the Bid Consideration in Cash Consideration, the Cash Consideration will be deposited with the Authorised Dealer in South Africa nominated by such Bid Participants. The details of the Authorised Dealer concerned should be provided to MAS; and

6.2.3.1.2	who elect to receive all or part of the Bid Consideration in Consideration Instruments, the Bid Consideration will be transferred directly to the accounts nominated for the relevant Certificated MAS Shareholder by their duly appointed CSDP or Broker in terms of the provisions of the Custody Agreement with their CSDP or Broker (provided the relevant Certificated MAS Shareholder has not been restricted in terms of the Exchange Control Regulations);

Note: Bid Participants who are Certificated MAS Shareholders and elect to receive Consideration Instruments (Listed) should note that the Consideration Instruments (Listed) will only be delivered in Dematerialised form.

6.2.3.2	Bid Participants who are Dematerialised MAS Shareholders, who are emigrants from the Common Monetary Area and who have been restrictively designated in terms of the Exchange Control Regulations, the Cash Consideration and Consideration Instruments (Listed) will be credited directly to the accounts nominated for the relevant Dematerialised MAS Shareholder by their duly appointed CSDP or Broker in terms of the provisions of the Custody Agreement with their CSDP or Broker. The designated CSDP and Broker shall arrange for same to be credited directly to the emigrant’s capital account of the Bid Participant concerned with their Authorised Dealer in foreign exchange based on the arrangement with the Bid Participant.

6.2.3.3	The emigrants from the Common Monetary Area and who have been restrictively designated in terms of the Exchange Control Regulations, who elect to receive Consideration Instruments (Unlisted) would require the exchange control approval from an Authorised Dealer or from the SARB through an Authorised Dealer. Each emigrant would have to approach its South African bank (in its capacity as an Authorised Dealer) for the approval.

6.2.3.4	Bid Participants who are Foreign Shareholders, that elect to receive all or part of the Bid Consideration in Consideration Instruments, thereby irrevocably and unconditionally warrants to and in favour of PKI that the laws applicable in the jurisdiction in which such Foreign Shareholder has a registered address and/or of which such Foreign Shareholder is a national, citizen or resident permit such Foreign Shareholder to elect, accept and receive Consideration Instruments in respect of all or a portion of the Bid Consideration.

6.3	Information not provided

If the information regarding the Authorised Dealer, bank account, CSDP or Broker account or instructions are not given, as required, (i) the Consideration Instrument (Listed) and/or cash will be held by the MAS’ Transfer Secretaries for the benefit of those Bid Participants concerned, pending receipt of the necessary information or instructions and (ii) share certificates in respect of the Consideration Instruments (Unlisted), will be posted to the applicable Bid Participants by PKI in accordance with paragraph 3 of the “Action Required by MAS Shareholders” section of Circular.

7.	DOCUMENTS AVAILABLE FOR INSPECTION

The following documents or copies thereof will be available for inspection during normal business hours at the registered office of PKI, or upon request from the Transaction Sponsor from the date of issue of this Circular until the Closing Date:

7.1	a signed copy of this Circular;

7.2	the Prospectus;

7.3	the Programme Memoranda; and

7.4	the articles of association of PKI.

Signed in Douglas, Isle of Man by Tim Callister on behalf of PKI and all the PKI Directors on 4 August 2025 in terms of a PKI Directors’ written resolution.

Director

PK Investments Limited

PK Investments Limited

(Incorporated in the Isle of Man)

(Registration number 014469V)

(“PKI” or “the Offeror”)

FORM OF ACCEPTANCE, ELECTION AND TRANSFER FOR THE VOLUNTARY BID (FOR USE BY SOUTH AFRICAN CERTIFICATED MAS SHAREHOLDERS ONLY)

The definitions and interpretations commencing on page 23 of the Circular apply mutatis mutandis throughout this Form of Acceptance, Election and Transfer (blue) (“Form”), unless the context indicates a contrary intention.

This Form should be read in conjunction with the Circular.

This Form is only for use in respect of the Voluntary Bid proposed by PKI and Bid Participants holding Certificated MAS Shares on the MAS SA Register (“Certificated Eligible Shareholders”).

THE HOLDERS OF DEMATERIALISED MAS SHARES AND THE HOLDERS OF CERTIFICATED MAS SHARES ON THE MAS EUROPEAN REGISTER MUST NOT COMPLETE THIS FORM.

If you are in any doubt as to the action you should take arising from the Circular, you should consult your Broker, banker, CSDP, attorney, accountant or other professional advisor immediately.

INSTRUCTIONS:

1.	A separate Form is required for each Certificated Eligible Shareholder.

2.	Certificated Eligible Shareholders must complete this Form in BLOCK CAPITALS and legible letters.

3.	Details of the Voluntary Bid are contained in the Circular to which this Form is attached and forms part of. By completing and signing this Form, you warrant to and in favour of PKI that (i) you are in possession of the Circular and are aware of and understand the contents thereof; (ii) you are the owner of and/or otherwise entitled to deal with (including dispose of) the tendered MAS Shares referred to herein; (iii) you have the legal capacity and are authorised to deal with the tendered MAS Shares contemplated herein; and (iv) you are duly authorised to complete and sign this Form.

4.	This Form is split into two sections, Section 1 (Acceptance of Voluntary Bid and Surrender of Bid Shares), and Section 2 (Bid Consideration election). Section 1 (Acceptance of Voluntary Bid and Surrender of Bid Shares) must be completed by all Certificated Eligible Shareholders who wish to accept the Voluntary Bid in respect of all or some of their MAS Shares. Section 2 (Bid Consideration election) must be completed by all Certificated Eligible Shareholders who completed Section 1 (Acceptance of Voluntary Bid and Surrender of Bid Shares).

5.	The completed and signed Form and the documents of title in respect of the Bid Shares tendered must be returned to MAS’ SA Transfer Secretaries so as to be received by not later than 12:00 on the Closing Date.

6.	Once this Form is received by MAS’ SA Transfer Secretaries, your acceptance of the Voluntary Bid will be irrevocable, subject to the Minimum Cash Acceptance Condition being fulfilled or waived, and paragraph 2.10 of the “Action Required by MAS Shareholders” section of the Circular.

7.	If you do not validly accept the Voluntary Bid by 12:00 on the Closing Date, you will be deemed to have rejected the Voluntary Bid.

8.	If this Form is returned with the relevant documents of title to the Bid Shares prior to 12:00 on the Closing Date will be held in trust by MAS’ SA Transfer Secretaries, at the Certificated Eligible Shareholder’s risk.

9.	Persons who have acquired MAS Shares after the date of the issue of the Circular to which this Form is attached, may obtain copies of the Form, the Circular (and the accompanying Prospectus and Programme Memoranda) from the registered offices of PKI and at the address of the Transaction Sponsor set out in the “Corporate Information and Advisors” section of the Circular, during South African normal office hours from the date of issue of this Circular until the Closing Date (both days inclusive).

10.	If you have any queries in relation to the action required by you as a Certificated Eligible Shareholder, please contact MAS’ SA Transfer Secretaries helpline via email at corporate.events@computershare.co.za or telephonically on 086 1100 634 if calling from within South Africa and on +27 11 370 5000 if calling from outside of South Africa.

SECTION 1

ACCEPTANCE OF VOLUNTARY BID AND SURRENDER OF BID SHARES

If you wish to accept the Voluntary Bid in respect of all or some of your MAS Shares, you must complete this section.

If you do not complete this Form (including this Section 1 and Section 2) and return same, with the relevant documents of title, to MAS’ SA Transfer Secretaries by no later than 12:00 on the Closing Date of the Voluntary Bid, you will be deemed to have rejected the Voluntary Bid and will accordingly not sell any of your MAS Shares to PKI.

To: Computershare Investor Services Proprietary Limited

If delivered by hand:	If delivered by post:
Computershare Investor Services	Computershare Investor Services
Proprietary Limited	Proprietary Limited
1st Floor	Private Bag X3000
Rosebank Towers	Saxonwold, 2132
15 Biermann Avenue	South Africa
Rosebank, 2916
South Africa

TO BE COMPLETED BY ALL CERTIFICATED ELIGIBLE SHAREHOLDER WHO WISH TO ACCEPT THE VOLUNTARY BID IN RESPECT OF ALL OR SOME OF THEIR MAS SHARES

I/We accept the Voluntary Bid in respect of the number of MAS Shares held by me/us as indicated below (such number being the Bid Shares), and surrender the enclosed documents of title in respect of such Bid Shares and authorise MAS’ SA Transfer Secretaries to transfer all or any portion of these Bid Shares to PKI pursuant to the Voluntary Bid.

Tendered MAS Shares and Document(s) of Title

Name of Certificated Eligible Shareholders (separate form for each holder)	Certificate number(s) (in numerical order)	Number of MAS Shares tendered in terms of the Voluntary Bid and covered by each certificate(s) enclosed

Total

Surname:
First names (in full):
Title (Mr., Mrs., Miss., Ms., etc):
Identity number/company registration number:
Address to which the Bid Consideration must be sent:

Postal code:
Country:

Signature of MAS Shareholder	Name and address of agent lodging this form (if any)

Assisted by (if applicable)
(State full name and capacity)
Date
Cell phone number
Office phone number
Home phone number
Postal address

Notes

1.	PKI reserves the right to accept or reject, in their sole discretion, any Form which is not completed in full compliance with the instructions contained herein and the Circular.
2.	No receipt will be issued for documents lodged, unless specifically requested. Persons requiring special transaction receipts must prepare such receipt and submit it together with this Form and their documents of title surrendered.
3.	If this Form is signed under a power of attorney, then such power of attorney, or a notarially certified copy thereof, must be sent with this Form for noting (unless it has already been noted by MAS’ SA Transfer Secretaries).
4.	Where the Certificated Eligible Shareholder is a company or a close corporation or other juristic person, unless it has already been registered with MAS’ SA Transfer Secretaries, a certified copy of the directors’ or members’ or other resolution authorising the signing of this Form must be submitted with this Form, unless waived by PKI.
5.	A minor must be assisted by his or her parent or guardian unless the relevant documents establishing his or her legal capacity are produced or have been registered by MAS’ SA Transfer Secretaries.
6.	Where there are joint holders of any MAS Shares, only that holder whose name appears first in the Register in respect of those Bid Shares needs sign this Form.
7.	Any alteration or correction made to this Form, other than the deletion of alternatives, must be initialled by the signatory/ies.

SECTION 2

BID CONSIDERATION ELECTION

If you have completed Section 1 and accept the Voluntary Bid, you must also complete this Section 2 to indicate how you want the Bid Consideration which is due to you to be settled.

Instructions for completion:

1.	Part A must be completed by all Bid Participants who are Certificated Eligible Shareholders.

2.	Part B must be completed by all Bid Participants who are Certificated Eligible Shareholders and who elect to receive the Bid Consideration in a form which includes cash.

3.	Part C must be completed by all Bid Participants who are Certificated Eligible Shareholders and elect to receive the Bid Consideration in a form which includes Consideration Instruments. As a result, Bid Participants who are Certificated Eligible Shareholders who elect to receive Consideration Instruments, must complete this part. Importantly, if you wish to elect to receive Consideration Instruments following a scale back of Cash Acceptances to the Maximum Cash Amount, you must complete Part C.

4.	Part D must be completed by all Bid Participants who are Certificated Eligible Shareholders and emigrants from the Common Monetary Area and whose Bid Shares have not been released.

5.	Part E must be completed by all Bid Participants who are Certificated Eligible Shareholders and non-residents of the Common Monetary Area or emigrants from the Common Monetary Area, whose Bid Shares have been released and who wish to have the Bid Consideration paid to an Authorised Dealer.

To:

Computershare Investor Services Proprietary Limited

If delivered by hand:	If delivered by post:
Computershare Investor Services	Computershare Investor Services
Proprietary Limited	Proprietary Limited
1st Floor	Private Bag X3000
Rosebank Towers	Saxonwold, 2132
15 Biermann Avenue	South Africa
Rosebank, 2916
South Africa

PART A

TO BE COMPLETED BY ALL BID PARTICIPANTS WHO ARE CERTIFICATED ELIGIBLE SHAREHOLDERS

In terms of the Voluntary Bid, Bid Participants have an election as to how the Bid Consideration should be settled, as described in the section of the Circular headed “Action Required by MAS Shareholders”.

Please indicate with an “X” in the table below your election in respect of the Bid Consideration. If you select a combination of Consideration Instruments in respect of a portion of your Bid Shares and Cash Consideration in respect of a portion of your Bid Shares, please indicate the number of Bid Shares for which you wish to receive Cash Consideration and the number of your Bid Shares in respect of which you wish to receive Consideration Instruments.

Bid Shares INDICATE THE NUMBER OF MAS SHARES TO BE TENDERED	Number of Bid Shares tendered for cash	Number of Bid Shares tendered for Consideration Instruments (Listed)	Number of Bid Shares tendered for Consideration Instruments (Listed and Unlisted)

In the event that my acceptance of Cash Consideration is scaled back pursuant to the total Cash Acceptances exceeding the Maximum Cash Amount:
Number of Bid Shares tendered for Consideration Instruments (Listed)
Number of Bid Shares tendered for Consideration Instruments (Listed and Unlisted)

ANY BID PARTICIPANT WHO IS A FOREIGN SHAREHOLDER AND WHO ELECTS TO RECEIVE CONSIDERATION INSTRUMENTS HEREBY IRREVOCABLY AND UNCONDITIONALLY WARRANTS TO AND IN FAVOUR OF PKI THAT SUCH FOREIGN SHAREHOLDER IS PERMITTED BY LAW TO RECEIVE AND HOLD SUCH CONSIDERATION INSTRUMENTS IN TERMS OF THE LAWS OF THE JURISDICTION IN WHICH SUCH FOREIGN SHAREHOLDER HAS ITS REGISTERED ADDRESS AND/OR OF WHICH SUCH NATIONAL RESIDENT IS A NATIONAL, CITIZEN, OR RESIDENT

Notes

1.	If you elect (i) to receive Consideration Instruments in respect of some or all your Bid Shares, (ii) to receive Cash Consideration in respect of some or all of your Bid Shares and you wish to receive Consideration Instruments (Listed) or Consideration Instruments (Listed and Unlisted) in respect of any Cash Consideration which is scaled back pursuant to the total Cash Acceptances exceeding the Maximum Cash Amount, you will need to provide the details of your CSDP or Broker in Section 2 Part B of this Form, as Consideration Instruments (Listed) will only be delivered in dematerialised form.
2.	An election made in relation to whether you want to receive Cash Consideration, Consideration Instruments or a combination thereof, in terms of this Form is irrevocable and may not be withdrawn once submitted, subject to paragraph 2.10 of the “Action Required by MAS Shareholders” section of the Circular.
3.	The notes to Section 1 of this Form apply equally to this Section 2.

PART B

TO BE COMPLETED BY BID PARTICIPANTS WHO ARE CERTIFICATED ELIGIBLE SHAREHOLDERS AND WHO ELECT TO RECEIVE THE BID CONSIDERATION IN A FORM WHICH INCLUDES CASH

NB: PART A must also be completed.

I/We, being a holder(s) of MAS Shares, have elected to receive the Bid Consideration in a form which includes cash and hereby request that such Bid Consideration be paid to me/us by EFT into my/our bank account, the details of which are as follows:

Name of Bid Participant:
Bank account name
Bank account number
Bank name
Branch
SWIFT/Branch code (if applicable)
Contact person
Contact number

PKI does not take any responsibility for verification of the banking details provided above nor for the authenticity of the signature below. Bid Participants warrant the correctness of the above details and indemnify and hold PKI harmless against any loss suffered by such Bid Participant due to funds having been paid into the account, details of which have been provided above.

Signature of Bid Participant:
Assisted by me (if applicable)
(State full name and capacity)
Date
Telephone number (home)
Telephone number (work)
Cell phone number
Postal Address

Note: In order to comply with the requirements of the Financial Intelligence Centre Act 38 of 2001, as amended, MAS’ SA Transfer Secretaries will be unable to record any changes of address or payment mandates unless the following documentation is received from the relevant Bid Participant:

1.	a certified true copy of the original identification document (in respect of changes of address and payment mandate); and
2.	a certified true copy of an original bank statement (in respect of a bank mandate).

PART C

TO BE COMPLETED BY BID PARTICIPANTS WHO ARE CERTIFICATED ELIGIBLE SHAREHOLDERS AND ELECT TO RECEIVE THE BID CONSIDERATION IN A FORM WHICH INCLUDES CONSIDERATION INSTRUMENTS

NB:

●	PART A must also be completed.

●	If you wish to elect to receive Consideration Instruments following a scale back of Cash Acceptances to the Maximum Cash Amount, you must complete this Part C.

Note: To be able to receive Consideration Instruments (Listed), a Certificated Eligible Shareholder must have a nominated Broker/CSDP account

I/We, being a holder(s) of MAS Shares, have elected to receive the Bid Consideration in a form that includes Consideration Instruments and hereby request that such Bid Consideration (which includes Consideration Instruments) to which I/we are entitled be credited to my CSDP/Broker account as follows:

Name of Bid Participant:
Name of Client/Shareholder
Name of CSDP
CSD Participant BP ID
CSA Account held at Strate
Broker name
Client Safe Keeping Account Number
Contact person
Contact number
Postal address

PKI does not take any responsibility for verification of the CSDP/Broker account details provided above nor for the authenticity of the signature below. Bid Participants warrant the correctness of the above details and indemnify and hold PKI harmless against any loss suffered by such Bid Participant due to funds having been paid or Consideration Instruments having been transferred into the account, details of which have been provided above.

Signature of Bid Participant:
Assisted by me (if applicable)
(State full name and capacity)
Date
Telephone number (home)
Telephone number (work)
Cell phone number
Postal address

PART D

TO BE COMPLETED BY BID PARTICIPANTS WHO ARE CERTIFICATED ELIGIBLE SHAREHOLDERS AND EMIGRANTS FROM THE COMMON MONETARY AREA AND WHOSE BID SHARES HAVE NOT BEEN RELEASED

NB: PART A must also be completed.

Note: To be able to receive Consideration Instruments, a Certificated Eligible Shareholder must have a nominated Broker/CSDP account

The Bid Consideration due to Bid Participants who are Certificated Eligible Shareholders and are emigrants from the Common Monetary Area and whose Bid Shares have not been released, will be forwarded to the Authorised Dealer controlling his/her blocked assets and credited to the emigrant’s blocked account. Accordingly, a Foreign Shareholder who is an emigrant from the Common Monetary Area must provide the following information:

Name of Authorised Dealer
Account number
Address

If no detail of the Authorised Dealer is made above, the Bid Consideration due to such Foreign Shareholder will be held in trust by MAS’ SA Transfer Secretaries until a written instruction is received as to the disposal of such amount. No interest will accrue or be paid on any Bid Consideration so held in trust.

PART E

TO BE COMPLETED BY BID PARTICIPANTS WHO ARE CERTIFICATED ELIGIBLE SHAREHOLDERS AND NON-RESIDENTS OF THE COMMON MONETARY AREA OR EMIGRANTS FROM THE COMMON MONETARY AREA, WHOSE BID SHARES HAVE BEEN RELEASED AND WHO WISH TO HAVE THE BID CONSIDERATION PAID TO AN AUTHORISED DEALER

NB: PART A must also be completed.

Note: To be able to receive Consideration Instruments, a Certificated Eligible Shareholder must have a nominated Broker/CSDP account

The Bid Consideration due to Bid Participants who are Certificated Eligible Shareholders and have registered addresses outside South Africa (other than Certificated MAS Shareholders who are emigrants from the Common Monetary Area and whose Bid Shares have not been released) and whose MAS Share share certificates are endorsed as non-resident must nominate an Authorised Dealer to whom such Bid Consideration should be paid. Alternatively, the Certificated MAS Shareholder must complete Part B to receive the Bid Consideration in cash by EFT.

Name of Authorised Dealer
Account number
Address

If no detail of the Authorised Dealer is made above, the Bid Consideration due to such Foreign Shareholder will be held in trust by MAS’ Transfer Secretaries until a written instruction is received as to the disposal of such amount. No interest will accrue or be paid on any Bid Consideration so held in trust.

Note: In order to comply with the requirements of the Financial Intelligence Centre Act 38 of 2001, as amended, MAS’ Transfer Secretaries will be unable to record any changes of address or payment mandates unless the following documentation is received from the relevant Bid Participant:

1.	a certified true copy of the original identification document (in respect of changes of address and payment mandate); and
2.	a certified true copy of an original account statement (in respect of updating the CSDP/Broker details).

Notes:

1.	Emigrants from the Common Monetary Area must complete Part D. If Part D is not properly completed, the Bid Consideration will be held in trust by MAS’ SA Transfer Secretaries pending receipt of the necessary nomination or instruction. No interest will accrue or be paid on any Bid Consideration so held in trust.
2.	All other non-residents of the Common Monetary Area must complete Part E if they wish the Bid Consideration to be paid to an Authorised Dealer in South Africa.
3.	The notes to Section 1 of this Form apply equally to this Section 2.

Signed at	on	20
Signature:
Assisted by me (if applicable)
(State full name and capacity)
Address
Telephone number (home)
Telephone number (work)
Cell phone number